Exhibit 20.2

MELCO CROWN ENTERTAINMENT LIMITED

Notice of Extraordinary General Meeting of Shareholders

to be held on October 6, 2011

Dear Shareholders,

You are cordially invited to attend the Extraordinary General Meeting (the “Meeting”) of shareholders (the “Shareholders”) of Melco Crown Entertainment Limited (the “Company”) which will be held on Thursday, October 6,2011 at Board Room, 38th Floor, The Centrium, 60 Wyndham Street, Central, Hong Kong at 10:00a.m. (Hong Kong time). The Meeting is being held for the following purposes:

1)	Considering and, if thought fit, passing an Ordinary Resolution for the approval of an increase in the authorized share capital of the Company from US$25,000,000 divided into 2,500,000,000 ordinary shares (the “Shares”) of a nominal or par value of US$0.01 each to US$73,000,000 divided into 7,300,000,000 ordinary Shares of a nominal or par value of US$0.01 each, by the creation of an additional 4,800,000,000 ordinary Shares.

2)	Considering and, if thought fit, passing a Special Resolution for the adoption of the new amended and restated memorandum and articles of association of the Company, a copy of which is set out in Schedule 1, and such adoption is conditional upon the listing of the Shares on The Stock Exchange of Hong Kong Limited (the “Stock Exchange”).

3)	Considering and, if thought fit, passing an Ordinary Resolution for the adoption of the new share incentive plan of the Company, a copy of which is set out in Schedule 2, and such adoption is conditional upon the listing of the Shares on the Stock Exchange.

4)	Considering and, if thought fit, passing an Ordinary Resolution for the allotment and issuance of new Shares of up to 226,450,000 pursuant to the global offering (which consists of the offering of new Shares to the public in Hong Kong and outside Hong Kong) (the “Global Offering”) (taking into account of the new Shares to be issued pursuant to the over-allotment option if fully exercised) and pursuant to the conversion of the shareholders’ loans.

5)	Considering and, if thought fit, passing an Ordinary Resolution for granting a general mandate to the directors of the Company (the “Directors”) to allot, issue and deal with (including the power to make an offer or agreement, or grant securities which would or might require Shares to be allotted and issued), other than pursuant to, or in consequence of, the Global Offering, a rights issue, any scrip dividend scheme or similar arrangement, any adjustment of rights or subscribe for Shares under the options and warrants or a specific authority granted by the Shareholders, Shares with a total nominal value not exceeding 20% of the aggregate nominal amount of the Company’s share capital in issue immediately following completion of the Global Offering (excluding Shares which may be issued pursuant to the exercise of the over-allotment option) and the nominal amount of the share capital of the Company which may be purchased by the Company pursuant to the authority granted to the Directors as referred to in paragraph 6 below and such granting of a general mandate is conditional upon the listing of the Shares on the Stock Exchange. This Ordinary Resolution shall remain in effect until the conclusion of the next annual general meeting of the Company, or the expiration of the period within which the next annual general meeting of the Company is required by the articles of association of the Company or any applicable laws to be held, or until revoked or varied by an ordinary resolution by the Shareholders in general meeting, whichever occurs first.

6)	Considering and, if thought fit, passing an Ordinary Resolution for granting a general mandate (the “Repurchase Mandate”) to the Directors to exercise all powers of the Company to repurchase on the Stock Exchange or on any other stock exchange on which the securities of the Company may be listed and which is recognized by the Securities and Futures Commission and the Stock Exchange for this purpose, such number of Shares as will represent up to 10% of the aggregate nominal value of the share capital of the Company in issue immediately following the completion of the Global Offering and such granting of a general mandate is conditional upon the listing of the Shares on the Stock Exchange. This Ordinary Resolution shall remain in effect until the conclusion of the next annual general meeting of the Company, or the expiration of the period within which the next annual general meeting of the Company is required by the articles of association of the Company or any applicable laws to be held, or until revoked or varied by an ordinary resolution by the Shareholders in general meeting, whichever occurs first. A copy of the Repurchase Mandate explanatory statement is set out in Schedule 3.

7)	Considering and, if thought fit, passing an Ordinary Resolution for granting the authority to the Directors under paragraph 5 above be and is hereby extended by the addition thereto of an aggregate nominal amount of the share capital of the Company repurchased pursuant to the authority granted under paragraph 6 above and such granting of the authority is conditional upon the listing of the Shares on the Stock Exchange.

Only Shareholders of record in the register of members of the Company at the close of business on August 17,2011 will be entitled to vote at the Meeting or any adjournment that may take place.

A Shareholder entitled to attend and vote at the Meeting is entitled to appoint a proxy to attend and vote on his/her/its behalf. A proxy need not be a Shareholder. A form of proxy is enclosed.

Shareholders are requested to complete, sign, date and return the enclosed form of proxy to the Company as promptly as possible, but not later than 48 hours prior to the time appointed for the holding of the Meeting or any adjourned meeting, at which the form of proxy is to be used. The giving of such proxy will not affect your right to vote in person should you decide to attend the Meeting or any adjourned meeting if you so wish and, in such event, the form of proxy shall be deemed to be revoked.

By Order of the Board of Directors,

/s/ Lawrence Yau Lung Ho
Lawrence Yau Lung Ho Director

Schedule 1

New Amended and Restated Memorandum and Articles of Association of the Company

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

MELCO CROWN ENTERTAINMENT LIMITED

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [•] 2011 AND EFFECTIVE CONDITIONALLY AND IMMEDIATELY UPON THE ADMISSION AND LISTING OF THE COMPANY’S ORDINARY SHARES ON THE MAIN BOARD OF THE STOCK EXCHANGE OF HONG KONG LIMITED)

REF: MP/M4237-H06094

TABLE OF CONTENTS

TABLE A	1
INTERPRETATION	1
PRELIMINARY	5
SHARE CAPITAL	6
ISSUE OF SHARES	6
SHARE RIGHTS	7
VARIATION OF RIGHTS	7
SHARE CERTIFICATES	7
COMMISSION ON SALE OF SHARES	8
FRACTIONAL SHARES	8
LIEN	9
CALLS ON SHARES	9
FORFEITURE OF SHARES	10
TRANSFER OF SHARES	11
REGISTRATION OF EMPOWERING INSTRUMENTS	12
TRANSMISSION OF SHARES	12
UNTRACEABLE MEMBERS	12
DOCUMENT DESTRUCTION	13
ALTERATION OF CAPITAL	14
REDEMPTION, PURCHASE AND SURRENDER OF OWN SHARES	14
REGISTER OF MEMBERS	15
CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE	15
GENERAL MEETINGS	16
NOTICE OF GENERAL MEETINGS	17
PROCEEDINGS AT GENERAL MEETINGS	18
VOTES OF MEMBERS	19
PROXIES	20
CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS	21

i

WRITTEN RESOLUTIONS OF MEMBERS	21
DIRECTORS	22
ALTERNATE DIRECTOR	22
RETIREMENT OF DIRECTORS	23
DIRECTOR’S FEES AND EXPENSES	23
DIRECTOR’S INTERESTS	24
POWERS AND DUTIES OF DIRECTORS	26
BORROWING POWERS OF DIRECTORS	28
THE SEAL	28
DISQUALIFICATION OF DIRECTORS	29
REGISTER OF DIRECTORS AND OFFICERS	29
PROCEEDINGS OF DIRECTORS	30
DIVIDENDS	31
OFFICERS	35
ACCOUNTS AND AUDIT	35
CAPITALISATION OF RESERVES	36
SHARE PREMIUM ACCOUNT	37
SUBSCRIPTION RIGHTS RESERVE	38
RESERVES	39
NOTICES	39
INFORMATION	41
NON-RECOGNITION OF TRUSTS	42
FINANCIAL YEAR	42
WINDING UP	42
AMENDMENT OF ARTICLES OF ASSOCIATION	43
UNSUITABLE PERSONS AND COMPULSORY REDEMPTION	43

ii

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

MELCO CROWN ENTERTAINMENT LIMITED

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [•] 2011 AND EFFECTIVE CONDITIONALLY AND IMMEDIATELY UPON THE ADMISSION AND LISTING OF THE COMPANY’S ORDINARY SHARES ON THE MAIN BOARD OF THE STOCK EXCHANGE OF HONG KONG LIMITED)

1.	The name of the Company is Melco Crown Entertainment Limited.

2.	The registered office of the Company will be situated at the offices of Walkers Corporate Services Limited, Walker House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands or at such other location as the Directors may from time to time determine.

3.	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by any law as provided by Section 7(4) of the Companies Law (as amended) (the “Law”).

4.	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Law.

5.	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.	The liability of the shareholders of the Company is limited to the amount, if any, unpaid on the shares respectively held by them.

7.	The capital of the Company is US$73,000,000 divided into 7,300,000,000 shares of a nominal or par value of US$0.01 each provided always that subject to the provisions of the Law and the Articles of Association, the Company shall have power to redeem or purchase any of its shares and to sub-divide or consolidate the said shares or any of them and to issue all or any part of its capital whether original, redeemed, increased or reduced with or without any preference, priority, special privilege or other rights or subject to any postponement of rights or to any conditions or restrictions whatsoever and so that unless the conditions of issue shall otherwise expressly provide every issue of shares whether stated to be ordinary, preference or otherwise shall be subject to the powers on the part of the Company hereinbefore provided.

8.	The Company may exercise the power contained in Section 206 of the Law to deregister in the Cayman Islands and be registered by way of continuation in some other jurisdiction.

1

THE COMPANIES LAW (AS AMENDED)

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

MELCO CROWN ENTERTAINMENT LIMITED

(ADOPTED BY SPECIAL RESOLUTION PASSED ON [•] 2011 AND EFFECTIVE CONDITIONALLY AND IMMEDIATELY UPON THE ADMISSION AND LISTING OF THE COMPANY’S ORDINARY SHARES ON THE MAIN BOARD OF THE STOCK EXCHANGE OF HONG KONG LIMITED)

TABLE A

The Regulations contained or incorporated in Table ‘A’ in the First Schedule of the Law shall not apply to the Company and the following Articles shall comprise the Articles of Association of the Company:

INTERPRETATION

1.	In these Articles, the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context:

“ADS” means an American Depositary Share, each representing 3 ordinary shares;

“Affiliate” means a Person who, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, a specified Person. For the purpose of Article 194, “control”, “controlled by” and “under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting shares, by agreement, contract, agency or otherwise;

“Affiliated Companies” means those partnerships, corporations, limited liability companies, trusts or other entities that are Affiliates of the Company, including, without limitation, subsidiaries, holding companies and intermediary companies (as those and similar terms are defined in the Gaming Laws of the applicable Gaming Jurisdictions) that are registered or licensed under applicable Gaming Laws;

“Articles” means these articles of association of the Company, as amended or substituted from time to time;

App. 3 4(1)

“associate(s)” has the meaning attributed to it in the Listing Rules;

“Auditor” means the auditor of the Company for the time being and may include any individual, partnership or other internationally recognised accounting firm;

“business day” means any day on which the Stock Exchange is open for the business of dealing in securities;

“Branch Register” means any branch Register of such category or categories of Members as the Company may from time to time determine;

“capital” means the share capital from time to time of the Company;

“clear days” means in relation to the period of a notice that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“clearing house” means a clearing house recognised by the laws of the jurisdiction in which the shares of the Company are listed or quoted on a stock exchange in such jurisdiction;

“Commission” means Securities and Exchange Commission of the United States of America or any other federal agency for the time being administering the Securities Act;

“Company” means Melco Crown Entertainment Limited;

“Company’s Website” means the website of the Company;

“Directors” and “Board of Directors” means the Directors of the Company for the time being and includes the Independent Non-Executive Directors, or as the case may be, the Directors assembled as a Board or as a committee thereof;

“electronic” shall have the meaning given to it in the Electronic Transactions Law (as amended) of the Cayman Islands;

“electronic communication” means electronic posting to the Company’s Website, transmission to any number, address or internet website or other electronic delivery methods as otherwise decided and approved by not less than two-thirds of the vote of the Board;

“Electronic Signature” means an electronic symbol or process attached to or logically associated with an electronic communication and executed or adopted by a person with the intent to sign the electronic communication;

“Gaming Activities” mean the conduct of gaming and gambling activities by the Company or its Subsidiaries, or the use of gaming devices, equipment and supplies in the operation of a casino or other enterprise by the Company or its Subsidiaries;

“Gaming Authority” means any regulatory and licensing body or agency with authority over gaming including, but not limited to, the conduct of Gaming Activities;

“Gaming Jurisdiction” means all jurisdictions, including their political subdivisions, in which Gaming Activities are lawfully conducted;

“Gaming Laws” means all laws, statutes, ordinances and regulations pursuant to which any Gaming Authority possesses regulatory and licensing authority over Gaming Activities within any Gaming Jurisdiction, and all orders, decrees, rules and regulations promulgated by such Gaming Authority thereunder;

“Gaming Licenses” means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, concessions, subconcessions and entitlements issued or authorised by a Gaming Authority necessary for or relating to the conduct of Gaming Activities;

“head office” means such office of the Company as the Directors may from time to time determine to be the principal office of the Company;

“Independent Director” means a Director who is an independent director as defined in the NASDAQ Rules as amended from time to time;

“Independent Non-Executive Directors” means the Directors who are considered to be independent in accordance with the Listing Rules;

“Law” means the Companies Law (as amended) of the Cayman Islands;

“Listing Rules” means the Rules Governing the Listing of Securities on the Stock Exchange, as amended from time to time;

“Memorandum of Association” means the Memorandum of Association of the Company, as amended and restated from time to time;

“month” means a calendar month;

“Nasdaq” means The Nasdaq Stock Market’s Global Select Market in the United States;

“Nasdaq Rules” means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued quotation of any shares or ADSs on Nasdaq, including without limitation, the NASDAQ Stock Market Rules;

“Office” means the registered office of the Company as required by the Law;

“Ordinary Resolution” means a resolution:

(a)	passed by a simple majority of such Members as, being entitled to do so, vote in person or, in the case of such Members being corporations, by their duly authorised representatives or, where proxies are allowed, by proxy at a general meeting of the Company of which notice has been duly given in accordance with these Articles and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(b)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments if more than one, is executed;

“Own”, “Ownership” or “Control” mean ownership of record, beneficial ownership or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or the disposition of shares, by agreement, contract, agency or other manner;

“paid up” means paid up as to the par value in respect of the issue of any shares and includes credited as paid up;

“Person” means an individual, partnership, corporation, limited liability company, trust or any other entity;

“Principal Register”, where the Company has established one or more Branch Registers pursuant to the Law and these Articles, means the Register maintained by the Company pursuant to the Law and these Articles that is not designated by the Directors as a Branch Register;

“published in the newspapers” means published as a paid advertisement in English in at least one English language newspaper and in Chinese in at least one Chinese language newspaper, being in each case a newspaper published daily and circulating generally in Hong Kong in accordance with the Listing Rules;

“Redemption Date” means the date specified in the Redemption Notice as the date on which the shares Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person are to be redeemed by the Company;

“Redemption Notice” means that notice of redemption given by the Company to an Unsuitable Person or an Affiliate of an Unsuitable Person pursuant to Article 194. Each Redemption Notice shall set forth (i) the Redemption Date, (ii) the number and type of shares to be redeemed, (iii) the Redemption Price and the manner of payment therefor, (iv) the place where any certificates, if any, for such shares shall be surrendered for payment, and (v) any other requirements of surrender of the certificates;

“Redemption Price” means the price to be paid by the Company for the shares to be redeemed pursuant to Article 194, which shall be that price (if any) required to be paid by the Gaming Authority making the finding of Unsuitability, or if such Gaming Authority does not require a certain price to be paid, that amount determined by the Board of Directors to be the fair value of the shares to be redeemed; provided, however, that the price per share represented by the Redemption Price shall in no event be in excess of the closing sales price per share on the Stock Exchange on the trading date immediately before the Redemption Notice is deemed given by the Company to the Unsuitable Person or an Affiliate of an Unsuitable Person. The Redemption Price shall be paid in cash, by promissory note, or both, as required by the applicable Gaming Authority and, if not so required, as the Board of Directors otherwise determines;

“Register” means the register of members of the Company required to be kept pursuant to the Law and includes any Branch Register(s) established by the Company in accordance with the Law;

“Seal” means the common seal of the Company (if adopted) including any facsimile thereof;

“Securities Act” means the Securities Act of 1933 of the United States of America, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time;

“share” means a share in the capital of the Company. All references to “shares” herein shall be deemed to be shares of any or all classes as the context may require. For the avoidance of doubt in theses Articles the expression “shares” shall include a fraction of a share;

“Shareholder” or “Member” means a person who is registered as the holder of shares in the Register and includes each subscriber to the Memorandum of Association pending entry in the Register of such subscriber;

“signed” means a signature or representation of a signature affixed by mechanical means;

APP. 13B1

“Special Resolution” means a special resolution passed in accordance with the Law, being a resolution:

(a)	where the Listing Rules apply, passed by a majority of not less than three-fourths of such Members as, being entitled to do so, vote in person or, in the case of such Members being corporations, by their respective duly authorised representatives or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given in accordance with these Articles and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled;

(b)	where the Listing Rules do not apply, passed by a majority of not less than two-thirds of such Members as, being entitled to do so, vote in person or, in the case of such Members being corporations, by their respective duly authorised representatives or, where proxies are allowed, by proxy at a general meeting of the Company of which notice specifying the intention to propose the resolution as a Special Resolution has been duly given in accordance with these Articles and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Member is entitled; or

(c)	approved in writing by all of the Members entitled to vote at a general meeting of the Company in one or more instruments each signed by one or more of the Members and the effective date of the Special Resolution so adopted shall be the date on which the instrument or the last of such instruments if more than one, is executed;

“Stock Exchange” means The Stock Exchange of Hong Kong Limited;

“Subsidiary” has the meaning attributed to it in the Listing Rules;

“Unsuitable Person” means a Person who (i) is determined by a Gaming Authority to be Unsuitable to Own or Control any shares in the Company, whether directly or indirectly, or (ii) causes the Company or any Subsidiary of the Company to lose or to be threatened by a Gaming Authority with the loss of any Gaming License, or (iii) in the sole discretion of the Board of Directors of the Company, is deemed likely to jeopardize the Company’s or any Subsidiary of the Company’s application for, receipt of approval for, right to the use of, or entitlement to, any Gaming Licence, and “Unsuitability” and “Unsuitable” shall be construed accordingly; and

“year” means a calendar year.

2.	In these Articles, save where the context requires otherwise:

(a)	words importing the singular number shall include the plural number and vice versa;

(b)	words importing the masculine gender only shall include the feminine gender;

(c)	words importing persons only shall include companies or associations or bodies of persons, whether corporate or not;

(d)	the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative;

(e)	expressions referring to writing shall, unless the contrary intention appears, be construed as including printing, lithography, photography and other modes of representing words or figures in a visible form, and including where the representation takes the form of electronic display, provided that both the mode of service of the relevant document or notice and the Member’s election comply with all applicable law, rules and regulations;

(f)	references to a document being executed include references to it being executed under hand or under seal or by electronic signature or by any other method and references to a notice or document include a notice or document recorded or stored in any digital, electronic, electrical, magnetic or other retrievable form or medium and information in visible form whether having physical substance or not;

(g)	reference to “US$” is a reference to dollars of the United States of America;

(h)	references to a statutory enactment shall include reference to any amendment or re-enactment thereof for the time being in force;

3.	Subject to the last two preceding Articles, any words defined in the Law shall, if not inconsistent with the subject or context, bear the same meaning in these Articles.

PRELIMINARY

4.	The Office shall be at such address in the Cayman Islands as the Directors may from time to time determine. The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine.

SHARE CAPITAL

App. 3 9

5.	The capital of the Company at the date on which these Articles come into effect is US$73,000,000 divided into 7,300,000,000 shares of a nominal or par value of US$0.01 each.

ISSUE OF SHARES

6.	Subject to these Articles, the Law, any direction that may be given by the Company in general meeting and, where applicable, the Listing Rules and without prejudice to any special rights or restrictions for the time being attached to any shares or any class of shares, all shares for the time being unissued shall be under the control of the Directors who may:

(a)	designate, re-designate, offer, issue, allot and dispose of the same to such persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine but so that no shares shall be issued at a discount; and

(b)	grant options with respect to such shares and issue warrants, convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for any class of shares or securities in the capital of the Company on such terms as they may from time to time determine, and, for such purposes, the Directors may reserve an appropriate number of shares for the time being unissued.

7.	Neither the Company nor the Board of Directors shall be obliged, when making or granting any allotment of, offer of, option over or disposal of shares, to make, or make available, any such allotment, offer, option or shares to Members or others with registered addresses in any particular territory or territories being a territory or territories where, in the absence of a registration statement or other special formalities, this would or might, in the opinion of the Board of Directors, be unlawful or impracticable. Members affected as a result of the foregoing sentence shall not be, or be deemed to be, a separate class of Members for any purpose.

8.	No share shall be issued to bearer.

9.	Any financial assistance given by the Company in connection with a purchase made or to be made by any person of any shares or warrants in the Company shall only be made in accordance with the Law, applicable law, the Listing Rules and any relevant code, rules or regulations issued by the Stock Exchange or the Securities and Futures Commission of Hong Kong from time to time.

10.	Subject to the Law and these Articles, the Board of Directors may at any time after the allotment of shares but before any person has been entered in the Register as the holder, recognise a renunciation thereof by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation upon and subject to such terms and conditions as the Board of Directors considers fit to impose.

SHARE RIGHTS

App. 3 6(1)

App. 3 10(1) 10(2)

11.	Subject to the provisions of the Law, the Memorandum of Association and these Articles, and to any special rights conferred on the holders of any shares or class of shares, any share in the Company may be issued with or have attached thereto such rights or restrictions whether in regard to dividend, voting, return of capital or otherwise as the Company may by Ordinary Resolution determine or, if there has not been any such determination or so far as the same shall not make specific provision, as the Board of Directors may determine, provided always that where the Company issues shares which do not carry voting rights, the words “non-voting” shall appear in the designation of such shares and where the equity capital includes shares with different voting rights, the designation of each class of shares, other than those with the most favourable voting rights, must include the words “restricted voting” or “limited voting”;

VARIATION OF RIGHTS

App. 3 6(2)

App. 13B 2(1)

12.	Whenever the capital of the Company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied or abrogated with the consent in writing of the holders of not less than two-thirds in nominal value of the issued shares of the relevant class, or with the sanction of a resolution passed at a separate meeting of the holders of the shares of such class by a majority of not less than two-thirds in nominal value of the votes cast at such a meeting. To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply, except that the necessary quorum shall be one or more persons at least holding or representing by proxy one-third in nominal or par value amount of the issued shares of the relevant class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those Shareholders who are present shall form a quorum) and that, subject to any rights or restrictions for the time being attached to the shares of that class, every Shareholder of the class shall on a poll have one vote for each share of the class held by him. For the purposes of this Article the Directors may treat all the classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes.

13.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, subject to any rights or restrictions for the time being attached to the shares of that class, be deemed to be materially adversely varied or abrogated by, inter alia, the creation, allotment or issue of further shares ranking pari passu with or subsequent to them or the redemption or purchase of any shares of any class by the Company.

SHARE CERTIFICATES

App. 2(1)

14.	Every share certificate shall be issued under the Seal or under the signature of a Director or officer of the Company which shall only be affixed with the authority of the Board of Directors and shall specify the number and class and distinguishing numbers (if any) of the shares to which it relates, and the amount paid up thereon and may otherwise be in such form as the Directors may from time to time determine. No certificate shall be issued representing shares of more than one class. The Board of Directors may by resolution determine, either generally or in any particular case or cases, that any signatures on any such certificates (or certificates in respect of other securities) need not be autographic but may be affixed to such certificates by some mechanical means or may be printed thereon.

15.	Every share certificate of the Company shall bear legends required under the applicable laws, including the Securities Act.

16.	(1)

In the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefore and delivery of a certificate to one of several joint holders shall be sufficient delivery to all such holders.

(2)	Where a share stands in the names of two or more persons, the person first named in the Register shall as regards service of notices and, subject to the provisions of these Articles, all or any other matters connected with the Company, except the transfer of the shares, be deemed the sole holder thereof.

17.	Every person whose name is entered, upon an allotment of shares, as a Member in the Register shall be entitled, without payment, to receive one certificate for all such shares of any one class or several certificates each for one or more of such shares of such class upon payment for every certificate after the first of such reasonable out-of-pocket expenses as the Board of Directors from time to time determines.

18.	Share certificates shall be issued within the relevant time limit as prescribed by the Law or as the Stock Exchange may from time to time determine, whichever is the shorter, after allotment or, except in the case of a transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a transfer with the Company.

19.	(1)

Upon every transfer of shares the certificate (if any) held by the transferor shall be given up to be cancelled, and shall forthwith be cancelled accordingly, and if a certificate was issued in relation to the transferred shares, a new certificate shall be issued to the transferee in respect of the shares transferred to him at such fee as is provided in paragraph (2) of this Article. If any of the shares included in the certificate so given up shall be retained by the transferor a new certificate for the balance shall be issued to him at the aforesaid fee payable by the transferor to the Company in respect thereof. The Company shall retain any written instruments of transfer.

(2)	The fee referred to in paragraph (1) above shall be an amount not exceeding the relevant maximum amount as the Stock Exchange may from time to time determine provided that the Board of Directors may at any time determine a lower amount for such fee.

App. 3 2(2)

20.	If a share certificate shall be damaged or defaced or alleged to have been lost, stolen or destroyed a new certificate representing the same shares may be issued to the relevant Member upon request and on payment of such fee as the Stock Exchange may determine to be the maximum fee payable or such lesser sum as the Board of Directors may determine and, subject to compliance with such terms (if any) as to evidence and indemnity and to payment of the costs and reasonable out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board of Directors may think fit and, in case of damage or defacement, on delivery of the old certificate to the Company provided always that where share warrants have been issued, no new share warrant shall be issued to replace one that has been lost unless the Directors are satisfied beyond reasonable doubt that the original has been destroyed.

COMMISSION ON SALE OF SHARES

21.	The Company may in so far as may be permitted by law, pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

FRACTIONAL SHARES

22.	The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share (calculated to three decimal points) shall be subject to and carry the corresponding fraction of liabilities (whether with respect to any unpaid amount thereon, contribution, calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights (including, without limitation, voting and participation rights) and other attributes of a whole share of the same class of shares.

LIEN

App. 3 1(2)

23.	The Company shall have a first priority lien and charge on every partly paid share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first priority lien and charge on all partly paid shares standing registered in the name of a Member (whether held solely or jointly with another person) for all moneys presently payable by him or his estate to the Company, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a share shall extend to all distributions payable thereon. The Board of Directors may at any time, generally or in any particular case, waive any lien that has arisen or declare any share exempt in whole or in part, from the provisions of this Article. App. 3

24.	The Company may sell, in such manner as the Directors in their absolute discretion think fit, any shares on which the Company has a lien, but no sale shall be made unless an amount in respect of which the lien exists is presently payable nor until the expiration of 14 clear days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the share, or the persons entitled thereto by reason of his death or bankruptcy.

25.	For giving effect to any such sale the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

26.	The proceeds of the sale after deduction of expenses, fees and commission incurred by the Company shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable, and the residue shall (subject to a like lien for sums not presently payable as existed upon the shares prior to the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES

27.	Subject to these Articles and to the terms of allotment, the Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their shares (whether on account of the nominal value for the shares or by way of premium), and each Member shall (subject to receiving at least 14 clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on such shares. A call may be extended, postponed or revoked in whole or in part as the Board of Directors determines but no Member shall be entitled to any such extension, postponement or revocation except as a matter of grace and favour.

28.	A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made. The joint holders of a share shall be jointly and severally liable to pay calls in respect thereof.

29.	If a sum called in respect of a share is not paid on or before the day appointed for payment thereof, the person from whom the sum is due shall pay interest upon the sum at the rate of eight per cent. per annum from the day appointed for the payment thereof to the time of the actual payment, but the Directors shall be at liberty to waive payment of that interest wholly or in part.

30.	The provisions of these Articles as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the amount of the share, or by way of premium, as if the same had become payable by virtue of a call duly made and notified.

31.	The Directors may make arrangements on the issue of partly paid shares for a difference between the Members, or the particular shares, in the amount of calls to be paid and in the times of payment.

App. 3 3(1)

32.	The Directors may, if they think fit, receive from any Member willing to advance the same either in money or money’s worth all or any part of the moneys uncalled and unpaid or instalments payable upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become presently payable) pay interest at such rate (not exceeding without the sanction of an Ordinary Resolution, eight per cent. per annum) as may be agreed upon between the Member paying the sum in advance and the Directors. The Board of Directors may at any time repay the amount so advanced upon giving to such Member not less than one month’s notice of its intention in that behalf, unless before the expiration of such notice the amount so advanced shall have been called up on the shares in respect of which it was advanced. Such payment in advance shall not entitle the holder of such share or shares to participate in respect thereof in a dividend subsequently declared.

FORFEITURE OF SHARES

33.	If a Member fails to pay any call or instalment of a call in respect of partly paid shares on the day appointed for payment, the Directors may, at any time thereafter during such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

34.	The notice shall name a further day (not earlier than the expiration of 14 clear days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited shares and not actually paid before the date of forfeiture.

35.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by notice has been made, be forfeited by a resolution of the Directors to that effect.

36.	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.

37.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the shares forfeited, but his liability shall cease if and when the Company receives payment in full of the amount unpaid on the shares forfeited.

38.	A statutory declaration in writing that the declarant is a Director, and that a share has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts in the declaration as against all persons claiming to be entitled to the share.

39.	The Company may receive the consideration, if any, given for a share on any sale or disposition thereof pursuant to the provisions of these Articles as to forfeiture and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and that person shall be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the disposition or sale.

40.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which by the terms of issue of a share becomes due and payable, whether on account of the amount of the share, or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

TRANSFER OF SHARES

41.	Transfers of shares may be effected by an instrument of transfer in the usual common form or in such other form as the Directors may approve, which is consistent with the standard form of transfer as approved by the Directors or prescribed by the Stock Exchange (as appropriate). All instruments of transfer must be left at the Office of the Company or at such other place as the Directors may appoint and subject to Article 53 all such instruments of transfer shall be retained by the Company.

42.	The instrument of transfer shall be executed by or on behalf of the transferor and by or on behalf of the transferee provided that the Directors may dispense with the execution of the instrument of transfer by the transferee in any case which they think fit in their discretion to do so. The instrument of transfer of any share shall be in writing and shall be executed with a manual signature or facsimile signature (which may be machine imprinted or otherwise) by or on behalf of the transferor and transferee provided that in the case of execution by facsimile signature by or on behalf of a transferor or transferee, the Directors shall have previously been provided with a list of specimen signatures of the authorised signatories of such transferor or transferee and the Directors shall be reasonably satisfied that such facsimile signature corresponds to one of those specimen signatures. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the Register in respect thereof.

App. 3 1(2)

43.	The Directors may, in their absolute discretion, and without assigning any reason, refuse to register a transfer of any share which is not fully paid up or on which the Company has a lien.

44.	If the Directors shall refuse to register a transfer of any share, it shall, within two months after the date on which the transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

45.	The Directors may also decline to register any transfer of any shares unless (as is applicable):

(a)	the instrument of transfer is lodged with the Company accompanied by the certificate for the shares to which it relates (which shall upon registration of the transfer be cancelled) and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped (in circumstances where stamping is required);

App. 3 1(3)

(d)	in the case of a transfer to joint holders, the number of joint holders to which the share is to be transferred does not exceed four;

(e)	the shares concerned are free of any lien in favour of the Company; and

App. 3 1(1)

(f)	a fee of such maximum as the Stock Exchange may from time to time determine to be payable (or such lesser sum as the Directors may from time to time require) is paid to the Company in respect thereof.

46.	No transfer shall be made to an infant or to a person in respect of whom an order has been made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs or under other legal disability.

47.	The registration of transfers may, on 14 days’ notice being given by advertisement published on the Stock Exchange’s website, or, subject to the Listing Rules, by electronic communication in the manner in which notices may be served by the Company by electronic means as herein provided or by advertisement published in the newspapers, be suspended and the Register closed at such times for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended or the Register closed for more than 30 days in any year (or such longer period as the Members may by Ordinary Resolution determine provided that such period shall not be extended beyond 60 days in any year).

REGISTRATION OF EMPOWERING INSTRUMENTS

48.	The Company shall be entitled to charge a fee not exceeding one dollar (US$1.00) on the registration of every probate, letters of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

49.	The legal personal representative of a deceased sole holder of a share shall be the only person recognised by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognised by the Company as having any title to the share.

50.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Member in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

51.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of such share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

UNTRACEABLE MEMBERS

App. 3 13(1)

App. 3 13(2)(a)

13(2)(b)

52.	(1)

Without prejudice to the rights of the Company under paragraph (2) of this Article, the Company may cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants have been left uncashed on two consecutive occasions. However, the Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants after the first occasion on which such a cheque or warrant is returned undelivered.

(2)	The Company shall have the power to sell, in such manner as the Board of Directors thinks fit, any shares of a Member who is untraceable, but no such sale shall be made unless:

(a)	all cheques or warrants in respect of dividends of the shares in question, being not less than three in total number, for any sum payable in cash to the holder of such shares in respect of them sent during the relevant period in the manner authorised by these Articles have remained uncashed;

(b)	so far as it is aware at the end of the relevant period, the Company has not at any time during the relevant period received any indication of the existence of the Member who is the holder of such shares or of a person entitled to such shares by death, bankruptcy or operation of law; and

(c)	the Company, if so required by the Listing Rules, has, at the end of the relevant period, given notice to, and caused an advertisement to be published in the newspapers of its intention to sell such shares in the manner required by the Stock Exchange, and a period of three months or such shorter period as may be allowed by the Stock Exchange has elapsed since the date of such advertisement.

For the purpose of the foregoing, the “relevant period” means the period commencing twelve years before the date of publication of the advertisement referred to in paragraph (c) of this Article and ending at the expiry of the period referred to in that paragraph.

(3)	To give effect to any such sale the Board of Directors may authorise some person to transfer the said shares and an instrument of transfer signed or otherwise executed by or on behalf of such person shall be as effective as if it had been executed by the registered holder or the person entitled by transmission to such shares, and the purchaser shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale. The net proceeds of the sale will belong to the Company and upon receipt by the Company of such net proceeds it shall become indebted to the former Member for an amount equal to such net proceeds. No trust shall be created in respect of such debt and no interest shall be payable in respect of it and the Company shall not be required to account for any money earned from the net proceeds which may be employed in the business of the Company or as it thinks fit. Any sale under this Article shall be valid and effective notwithstanding that the Member holding the shares sold is dead, bankrupt or otherwise under any legal disability or incapacity.

DOCUMENT DESTRUCTION

53.	The Company shall be entitled to destroy all instruments of transfer, probate, letters of administration, stop notices, powers of attorney, certificates of marriage or death and other documents relating to or affecting title to securities in or of the Company (“Registrable Documents”) which have been registered at any time after the expiration of six years from the date of registration thereof and all dividend mandates and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation thereof and it shall conclusively be presumed in favour of the Company that every entry in the register if purporting to have been made on the basis of an instrument of transfer or Registrable Document so destroyed was duly and properly made and every instrument of transfer or Registrable Document so destroyed was a valid and effective instrument or document duly and properly registered and every share certificate so destroyed was a valid and effective certificate duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company, provided always that:

(a)	the provisions aforesaid shall apply only to the destruction of a document in good faith and without express notice of the Company of any claim (regardless of the parties thereto) to which the document might be relevant;

(b)	nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and

(c)	references herein to the destruction of any document include references to the disposal thereof in any manner.

54.	Notwithstanding any provision contained in these Articles, the Directors may, if permitted by applicable law, authorise the destruction of any documents referred to in this Article or any other documents in relation to share registration which have been microfilmed or electronically stored by the Company or by the share registrar on its behalf provided always that this Article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document might be relevant to a claim.

ALTERATION OF CAPITAL

55.	The Company may from time to time by Ordinary Resolution:

(a)	increase its share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

(b)	consolidate and divide all or any of its share capital into shares of a larger amount than its existing shares;

(c)	convert all or any of its paid up shares into stock and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide its existing shares, or any of them into shares of a smaller amount provided that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived and may by such resolution determine that, as between the holders of the shares resulting from such sub-division, one or more of the shares may have any such preferred, deferred or other rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares; or

(e)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

56.	The Board of Directors may settle as it considers expedient any difficulty which arises in relation to any consolidation and division under the last preceding Article and in particular but without prejudice to the generality of the foregoing may issue certificates in respect of fractions of shares or arrange for the sale of the shares representing fractions and the distribution of the new proceeds of sale (after deduction of the expenses of such sale) in due proportion amongst the Members who would have been entitled to the fractions, and for this purpose the Board of Directors may authorise some person to transfer the shares representing fractions to their purchaser or resolve that such net proceeds be paid to the Company for the Company’s benefit. Such purchaser will not be bound to see to the application of the purchase money nor will his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

57.	The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorised by law.

REDEMPTION, PURCHASE AND SURRENDER OF OWN SHARES

58.	Subject to the Law, the Memorandum of Association, these Articles and, where applicable, the Listing Rules, and any special rights conferred on the holders of any shares or attaching to any class of shares, the Company may:

(a)	issue shares on terms that they are to be redeemed or are liable to be redeemed at the option of the Company or the Member on such terms and in such manner as the Directors may determine;

(b)	purchase its own shares (including any redeemable shares) on such terms and in such manner as the Directors may determine and agree with the Member;

(c)	make a payment in respect of the redemption or purchase of its own shares in any manner authorised by the Law; and

(d)	accept the surrender for no consideration of any paid up Share (including any redeemable Share) on such terms and in such manner as the Directors may determine.

59.	Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

App. 3 8(1) 8(2)

60.	The redemption, purchase or surrender of any share shall not be deemed to give rise to the redemption, purchase or surrender of any other share. Where the Company purchases for redemption a redeemable share, purchases not made through the market or by tender shall be limited to a maximum price. If purchases are by tender, tenders shall be available to all Members alike.

61.	The Directors may when making payments in respect of redemption or purchase of shares, if authorised by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.

REGISTER OF MEMBERS

62.	The Directors shall cause to be kept at the Office or at any other place or (subject to compliance with the Law and these Articles) places within or outside the Cayman Islands as they deem fit, the Register of the Members and there shall be entered therein the particulars of the Members and the shares issued to each of them and other particulars required under the Law and the Listing Rules (as appropriate).

63.	The Directors may keep, or cause to be kept, one or more Branch Registers as well as the Principal Register in accordance with the Law at such location or locations within or outside the Cayman Islands as the Directors may determine.

App. 13B 3(2)

64.	Any Branch Register kept in Hong Kong shall during normal business hours (subject to such reasonable restrictions as the Directors may impose) be open for inspection by a Member without charge and any other person on payment of such fee not exceeding HK$2.50 (or such higher amount as may from time to time be permitted under the Listing Rules) as the Directors may determine for each inspection. Any Member may require a copy of such Branch Register, or any part thereof, on payment of HK$0.25, or such lesser sum as the Company may prescribe, for every 100 words or fractional part thereof required to be copied. The Company shall cause any copy so required by any person to be sent to that person within a period of 10 days commencing on the date next after the day on which the request is received by the Company.

65.	The Company may discontinue keeping any Branch Register, and thereupon all entries in that Branch Register shall be transferred to some other Branch Register kept by the Company or to the Principal Register.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

66.	For the purpose of determining those Members that are entitled to receive notice of, attend or vote at any meeting of Members or any adjournment thereof, or those Members that are entitled to receive payment of any dividend, or in order to make a determination as to who is a Member for any other purpose, the Directors may provide that the Register shall be closed for transfers for a stated period which shall not exceed in any case 30 days in each year (unless extended by Ordinary Resolution of Members, in which case the Register may be closed for transfers for a maximum period of 60 days in any year). If the Register shall be so closed for the purpose of determining those Members that are entitled to receive notice of, attend or vote at a meeting of Members the Register shall be so closed for at least 10 days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register.

67.	In lieu of or apart from closing the Register, the Directors may fix in advance a date as the record date for any such determination of those Members that are entitled to receive notice of, attend or vote at a meeting of the Members and for the purpose of determining those Members that are entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

68.	If the Register of Members is not so closed and no record date is fixed for the determination of those Members entitled to receive notice of, attend or vote at a meeting of Members or those Members that are entitled to receive payment of a dividend, the date on which notice of the meeting is posted or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of those Members that are entitled to receive notice of, attend or vote at a meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

GENERAL MEETINGS

App. 13B 3(3) 4(2)

69.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse (or such longer period as the Stock Exchange may authorise) between the date of one annual general meeting of the Company and that of the next. So long as the first annual general meeting of the Company is held within 18 months of its incorporation, it need not be held in the year of its incorporation or in the following years. The annual general meeting shall be held at such time and place as the Directors shall appoint. Annual general meetings of the Company must be held at such place within Hong Kong as may be determined by the board, unless otherwise approved by a majority of the Directors. At the annual general meeting, the report of the Directors (if any) shall be presented.

70.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

71.	The Directors may, whenever they think fit, convene an extraordinary general meeting. General meetings shall also be convened on the written requisition of any one or more Members of the Company deposited at the principal office of the Company in Hong Kong or, in the event the Company ceases to have such a principal office, the head office or the Office specifying the objects of the meeting and signed by the requisitionists, provided that such requisitionists held as at the date of deposit of the requisition not less than 10% of the paid up capital of the Company which carries the right of voting at general meetings of the Company. General meetings may also be convened on the written requisition of any one Member of the Company which is a recognised clearing house (or its nominee(s)) deposited at the principal office of the Company in Hong Kong or, in the event the Company ceases to have such a principal office, the head office or the Office specifying the objects of the meeting and signed by the requisitionist, provided that such requisitionist held as at the date of deposit of the requisition not less than 10% of the paid up capital of the Company which carries the right of voting at general meetings of the Company. If the Directors do not within 21 days from the date of deposit of the requisition proceed duly to convene the meeting to be held within a further 21 days, the requisitionist(s) themselves or any of them representing more than one-half of the total voting rights of all of them, may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors provided that any meeting so convened shall not be held after the expiration of three months from the date of deposit of the requisition, and all expenses reasonably incurred by the requisitionist(s) as a result of the failure of the Board of Directors shall be reimbursed to them by the Company.

NOTICE OF GENERAL MEETINGS

App. 13B 3(1)

72.	An annual general meeting shall be called by notice of not less than 21 clear days and not less than 20 clear business days and any extraordinary general meeting at which it is proposed to pass a Special Resolution shall be called by notice of at least 21 clear days and not less than 10 clear business days. All other extraordinary general meetings shall be called by notice of at least 14 clear days and not less than 10 clear business days. The notice shall specify the time, place, and agenda of the meeting, particulars of the resolutions to be considered at the meeting and in the case of special business (as defined in Article 78) the general nature of that business. The notice convening an annual general meeting shall specify the meeting as such, and the notice convening a meeting to pass a Special Resolution shall specify the intention to propose the resolution as a Special Resolution.

73.	Notice of every general meeting shall be given in any manner authorised by these Articles to:

(a)	every person shown as a Member in the Register as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register;

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting;

(c)	the Auditors;

(d)	each Director and alternate Director;

(e)	the Stock Exchange; and

(f)	such other person to whom such notice is required to be given in accordance with the Listing Rules.

No other person shall be entitled to receive notices of general meetings.

74.	Notwithstanding that a meeting of the Company is called by shorter notice than that referred to in the preceding Article, it shall be deemed to have been duly called if it is so agreed:

(a)	in the case of a meeting called as an annual general meeting, by all the Members of the Company entitled to attend and vote thereat or their proxies; and

(b)	in the case of any other meeting, by a majority in number of the Members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent. in nominal value of the shares giving that right.

75.	There shall appear with reasonable prominence in every notice of general meetings of the Company a statement that a Member entitled to attend and vote is entitled to appoint a proxy to attend and vote instead of him and that a proxy need not be a Member of the Company.

76.	The accidental omission to give any such notice to, or the non-receipt of any such notice by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

77.	In cases where instruments of proxy are sent out with notices, the accidental omission to send such instrument of proxy to, or the non-receipt of such instrument of proxy by, any person entitled to receive notice shall not invalidate any resolution passed or any proceeding at any such meeting.

PROCEEDINGS AT GENERAL MEETINGS

78.	All business carried out at a general meeting shall be deemed special with the exception of (a) declaration and sanctioning a dividend; (b) the consideration of the accounts, balance sheets, and any report of the Directors or of the Auditors; (c) the election of Directors whether by rotation or otherwise in the place of those retiring; (d) the appointment of the Auditors and other officers; (e) the fixing of the remuneration of the Auditors, and the voting of remuneration or extra remuneration to the Directors; (f) the granting of any mandate or authority to the Directors to offer, allot, grant options over or otherwise dispose of the unissued shares in the capital of the Company representing not more than 20 per cent. in nominal value of its existing issued share capital; and (g) the granting of any mandate or authority to the Directors to repurchase securities of the Company. No special business shall be transacted at any general meeting without the consent of all Members entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

79.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, a quorum shall be one or more persons holding or representing at least one third of the issued shares entitled to vote and present in person or by proxy.

80.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Member or Members present and entitled to vote shall be a quorum.

81.	Either of the Co-Chairmen (as defined in Article 104(5)) of the Board of Directors shall preside as chairman at every general meeting of the Company.

82.	If the Directors wish to make such a facility available to Members for a specific or all general meetings of the Company, a Member may participate in any general meeting of the Company, by means of a telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

83.	If there is no such chairman, or if at any general meeting he is not present within half an hour after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present in person or (in the case of a Member being a corporation) by its duly authorised representative or by proxy and entitled to vote shall choose one of their number to be chairman of that meeting.

84.	The chairman may, with the consent of any general meeting at which a quorum is present (and shall if so directed by the meeting), adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for 14 days or more at least 7 clear days’ notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

85.	If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. In the case of a resolution duly proposed as a Special Resolution, no amendment thereto (other than a mere clerical amendment to correct a patent error) may in any event be considered or voted upon. At any general meeting a resolution put to the vote of the meeting is to be decided by way of a poll.

VOTES OF MEMBERS

86.	At any general meeting a resolution put to the vote of the meeting shall be decided by poll.

87.	Subject to any special rights or restrictions as to voting for the time being attached to any shares by or in accordance with these Articles, at any general meeting on a poll every Member present in person or by proxy or, in the case of a Member being a corporation, by its duly authorised representative shall have one vote for every fully paid share of which he is the holder but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for the foregoing purposes as paid up on the share.

88.	A poll shall be taken in such manner as the chairman of the meeting directs, and the result of the poll shall be deemed to be the resolution of the meeting. The Company shall only be required to disclose the voting figures on a poll if such disclosure is required by the Listing Rules.

89.	Votes may be given either personally or by proxy.

90.	A person entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.

91.	All questions submitted to a meeting shall be decided by a simple majority of votes except where a greater majority is required by these Articles or by the Law. In the case of an equality of votes, the chairman of such meeting shall not be entitled to a second or casting vote in addition to any other vote he may have.

92.	Where there are joint holders of any share any one of such joint holder may vote, either in person or by proxy, in respect of such share as if he were solely entitled thereto, but if more than one of such joint holders be present at any meeting the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register in respect of the joint holding. Several executors or administrators of a deceased Member in whose name any share stands shall for the purposes of this Article be deemed joint holders thereof.

93. (1)	A Member who is a patient for any purpose relating to mental health or in respect of whom an order has been made by any court having jurisdiction for the protection or management of the affairs of persons incapable of managing their own affairs may vote, by his receiver, committee, curator bonis or other person in the nature of a receiver, committee or curator bonis appointed by such court, and such receiver, committee, curator bonis or other person may vote by proxy, and may otherwise act and be treated as if he were the registered holder of such shares for the purposes of general meetings, provided that such evidence as the Board of Directors may require of the authority of the person claiming to vote shall have been deposited at the Office or head office (or such other place as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case, in any document sent therewith), not less than 48 hours before the time appointed for holding the meeting, or adjourned meeting, as the case may be.

(2)	Any person entitled under Article 50 to be registered as the holder of any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that at least 48 hours before the time of the holding of the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the Board of Directors of his entitlement to such shares, or the Board of Directors shall have previously admitted his right to vote at such meeting in respect thereof.

94. (1)	No Member shall, unless the Board of Directors otherwise determines, be entitled to attend and vote and to be reckoned in a quorum at any general meeting unless he is duly registered and all calls or other sums presently payable by him in respect of shares in the Company have been paid.

App. 3 14

(2)	Where the Company has knowledge that any Member is, under the Listing Rules, required to abstain from voting on any particular resolution of the Company or restricted to voting only for or only against any particular resolution of the Company, any votes cast by or on behalf of such Member in contravention of such requirement or restriction shall not be counted.

95.	If:

(a)	any objection shall be raised to the qualification of any voter; or

(b)	any votes have been counted which ought not to have been counted or which might have been rejected; or

(c)	any votes are not counted which ought to have been counted;

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

PROXIES

App. 13B 2(2)

96.	Any Member entitled to attend and vote at a meeting of the Company shall be entitled to appoint another person as his proxy to attend and vote instead of him. A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf at a general meeting of the Company or at a class meeting. A proxy need not be a Member. In addition, a proxy or proxies representing either a Member who is an individual or a Member which is a corporation shall be entitled to exercise the same powers on behalf of the Member which he or they represent as such Member could exercise.

App. 3 11(2)

97.	The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorised in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same. In the case of an instrument of proxy purporting to be signed on behalf of a corporation by an officer thereof it shall be assumed, unless the contrary appears, that such officer was duly authorised to sign such instrument of proxy on behalf of the corporation without further evidence of the facts.

98.	The instrument appointing a proxy and (if required by the Board of Directors) the power of attorney or other authority (if any) under which it is signed, or a certified copy of such power or authority, shall be delivered to such place or one of such places (if any) as may be specified for that purpose in or by way of note to or in any document accompanying the notice convening the meeting (or, if no place is so specified at the Office) not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. No instrument appointing a proxy shall be valid after the expiration of eleven months from the date named in it as the date of its execution, except at an adjourned meeting in cases where the meeting was originally held within eleven months from such date. Delivery of an instrument appointing a proxy shall not preclude a Member from attending and voting in person at the meeting convened and in such event, the instrument appointing a proxy shall be deemed to be revoked.

App. 3 11(1)

99	Instruments of proxy shall be in any common form or in such other form as the Board of Directors may approve (provided that this shall not preclude the use of the two-way form) and the Board of Directors may, if it thinks fit, send out with the notice of any meeting forms of instrument of proxy for use at the meeting. The instrument of proxy shall be deemed to confer authority to vote on any amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall, unless the contrary is stated therein, be valid as well for any adjournment of the meeting as for the meeting to which it relates.

100.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other document sent therewith) two hours at least before the commencement of the meeting or adjourned meeting at which the instrument of proxy is used.

101.	Anything which under these Articles a Member may do by proxy he may likewise do by his duly appointed attorney and the provisions of these Articles relating to proxies and instruments appointing proxies shall apply mutatis mutandis in relation to any such attorney and the instrument under which such attorney is appointed.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

App. 13B 2(2)

102. (1)	Any corporation which is a Member may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or at any meeting of any class of Members. The person so authorised shall be entitled to exercise the same powers on behalf of such corporation as the corporation could exercise if it were an individual Member and such corporation shall for the purposes of these Articles be deemed to be present in person at any such meeting if a person so authorised is present thereat.

App. 13B 6

(2)	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it thinks fit to act as its representatives at any meeting of the Company or at any meeting of any class of Members provided that, if more than one person is so authorised, the authorisation shall specify the number and class of shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of the shares of the Company held by the clearing house (or its nominee(s)).

(3)	Any reference in these Articles to a duly authorised representative of a Member being a corporation shall mean a representative authorised under the provisions of this Article.

WRITTEN RESOLUTIONS OF MEMBERS

103.	A resolution in writing signed (in such manner as to indicate, expressly or impliedly, unconditional approval) by or on behalf of all persons for the time being entitled to receive notice of and to attend and vote at general meetings of the Company shall, for the purposes of these Articles, be treated as a resolution duly passed at a general meeting of the Company and, where relevant, as a Special Resolution so passed. Any such resolution shall be deemed to have been passed at a meeting held on the date on which it was signed by the last Member to sign, and where the resolution states a date as being the date of his signature thereof by any Member the statement shall be prima facie evidence that it was signed by him on that date. Such a resolution may consist of several documents in the like form, each signed by one or more relevant Members.

DIRECTORS

104. (1)	Unless otherwise determined by the Company in general meeting, the number of Directors shall be ten Directors, or such number of Directors to be determined from time to time solely by resolution approved by a supermajority of at least two-thirds of the vote of Directors present at the board meeting. The Directors shall be elected or appointed in the first place by the subscribers to the Memorandum of Association or by a majority of them. For so long as shares or ADSs are quoted on Nasdaq, the Directors shall include such number of Independent Directors as applicable law, rules or regulations or the Nasdaq Rules require.

(2)	Each Director shall hold office until the expiration of his term and until his successor shall have been elected or appointed.

(3)	The Company may by Ordinary Resolution appoint any person to be a Director either to fill a vacancy on the Board created under Article 104(7) or Article 132 or as an addition to the existing Board.

App. 3 4(2)

(4)	The Directors may by the affirmative vote of all Directors appoint any person to be a Director either to fill a vacancy on the Board created under Article 104(7) or Article 132 or as an addition to the existing Board. Any Director so appointed by the Board of Directors shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election.

(5)	The Board of Directors shall have Co-Chairmen of the Board of Directors (the “Co-Chairmen”) elected and appointed by a majority of the Directors then in office. The period for which the Co-Chairmen will hold office will also be determined by a majority of all of the Directors then in office. One of the Co-Chairmen shall preside as chairman at every meeting of the Board of Directors. To the extent the Co-Chairmen are not present at a meeting of the Board of Directors within fifteen minutes after the time appointed for holding the same, the attending Directors may choose one of their number to be the chairman of the meeting.

(6)	Neither a Director nor an alternate Director shall be required to hold any shares of the Company by way of qualification and a Director or alternate Director (as the case may be) who is not a Member shall be entitled to receive notice of and to attend and speak at any general meeting of the Company and of all classes of shares of the Company.

App. 3 4(3)

App. 13B 5(1)

(7)	The Members may, at any general meeting convened and held in accordance with these Articles, by Ordinary Resolution remove a Director at any time before the expiration of his period of office notwithstanding anything to the contrary in these Articles or in any agreement between the Company and such Director (but without prejudice to any claim for damages under any such agreement).

105.	The Board may, from time to time, and except as required by applicable law or the listing rules of the recognized stock exchange or automated quotation system where the Company’s securities are traded, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives, which shall be intended to set forth the policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

ALTERNATE DIRECTOR

106.	Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. An alternate Director may be removed at any time by the person or body which appointed him and, subject thereto, the office of alternate Director shall continue until the next annual election of Directors or, if earlier, the date on which the relevant Director ceases to be a Director. Any appointment or removal of an alternate Director shall be effected by notice signed by the appointor and delivered to the Office or head office or tendered at a meeting of the Board of Directors. Such alternate shall not be deemed to be an officer of the Company solely as a result of his appointment as an alternate. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

107.	Any Director may appoint any person, whether or not a Director, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in any usual or common form or such other form as the Directors may approve, and must be lodged with the chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting.

RETIREMENT OF DIRECTORS

108. (1)	Notwithstanding any other provisions in the Articles, at each annual general meeting one-third of the Directors for the time being (or, if their number is not a multiple of three (3), the number nearest to but not less than one-third) shall retire from office by rotation provided that every Director shall be subject to retirement at least once every three years.

(2)	A retiring Director shall be eligible for re-election and shall continue to act as a Director throughout the meeting at which he retires. The Directors to retire by rotation shall include (so far as necessary to ascertain the number of directors to retire by rotation) any Director who wishes to retire and not to offer himself for re-election. Any further Directors so to retire shall be those of the other Directors subject to retirement by rotation who have been longest in office since their last re-election or appointment and so that as between persons who became or were last re-elected Directors on the same day those to retire shall (unless they otherwise agree among themselves) be determined by lot. Any Director appointed pursuant to Article 104(3) or Article 104(4) shall not be taken into account in determining which particular Directors or the number of Directors who are to retire by rotation.

App. 3 4(4) 4(5)

109.	No person other than a Director retiring at the meeting shall, unless recommended by the Directors for election, be eligible for election as a Director at any general meeting unless a notice signed by a Member (other than the person to be proposed) duly qualified to attend and vote at the meeting for which such notice is given of his intention to propose such person for election and also a notice signed by the person to be proposed of his willingness to be elected shall have been lodged at the head office or at the Office provided that the minimum length of the period, during which such notice(s) are given, shall be at least seven days and that (if the notices are submitted after the dispatch of the notice of the general meeting appointed for such election) the period for lodgment of such notice(s) shall commence on the day after the dispatch of the notice of the general meeting appointed for such election and end no later than seven days prior to the date of such general meeting.

DIRECTOR’S FEES AND EXPENSES

110.	The Directors shall receive such remuneration (whether by way of salary, commission, participation in profits or otherwise or by all or any of those modes) and such other benefits (including pension and/or gratuity and/or other benefits on retirement) and allowances as the Board of Directors may from time to time determine, and either in addition to or in lieu of his remuneration as a Director.

111.	Each Director shall be entitled to be repaid or prepaid all necessary travelling, hotel and incidental expenses reasonably incurred or expected to be incurred by him in attending meetings of the Board of Directors or committees of the Board of Directors or general meetings or separate meetings of any class of shares or of debentures of the Company or otherwise in connection with the discharge of his duties as a Director.

112.	Any Director who, by request from the Board of Directors, goes or resides abroad for any purpose of the Company or who performs services which in the opinion of the Board of Directors go beyond the ordinary duties of a Director may be paid such extra remuneration (whether by way of salary, commission, participation in profits or otherwise) as the Board of Directors may determine and such extra remuneration shall be in addition to or in substitution for any ordinary remuneration provided for by or pursuant to any other Article.

App. 13B 5(4)

113.	Notwithstanding Article 110, the Board of Directors shall obtain the approval of the Company in general meeting before making any payment to any Director or past Director of the Company by way of compensation for loss of office, or as consideration for or in connection with his retirement from office (not being payment to which the Director is contractually entitled).

DIRECTOR’S INTERESTS

114.	A Director may:

(a)	hold any other office or place of profit with the Company (except that of Auditor) in conjunction with his office of Director for such period and upon such terms as the Board of Directors may determine. Any remuneration (whether by way of salary, commission, participation in profits or otherwise) paid to any Director in respect of any such other office or place of profit shall be in addition to any remuneration provided for by or pursuant to any other Article;

(b)	act by himself or his firm in a professional capacity for the Company (otherwise than as Auditor) and he or his firm may be remunerated for professional services as if he were not a Director; and

(c)	continue to be or become a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of any other company promoted by the Company or in which the Company may be interested as a vendor, shareholder or otherwise and (unless otherwise agreed) no such Director shall be accountable for any remuneration, profits or other benefits received by him as a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer or member of or from his interests in any such other company. Subject as otherwise provided by these Articles the Directors may exercise or cause to be exercised the voting powers conferred by the shares in any other company held or owned by the Company, or exercisable by them as Directors of such other company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing themselves or any of them directors, managing directors, joint managing directors, deputy managing directors, executive directors, managers or other officers of such company) or voting or providing for the payment of remuneration to the director, managing director, joint managing director, deputy managing director, executive director, manager or other officers of such other company and any Director may vote in favour of the exercise of such voting rights in manner aforesaid notwithstanding that he may be, or about to be, appointed a director, managing director, joint managing director, deputy managing director, executive director, manager or other officer of such a company, and that as such he is or may become interested in the exercise of such voting rights in manner aforesaid.

App. 3 12

115.	Subject to the Law and to these Articles, no Director or proposed or intending Director shall be disqualified by his office from contracting with the Company, either with regard to his tenure of any office or place of profit or as vendor, purchaser or in any other manner whatever, nor shall any such contract or any other contract or arrangement in which any Director is in any way interested be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company or the Members for any remuneration, profit or other benefits realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established provided that such Director shall disclose the nature of his interest in any contract or arrangement in which he is interested in accordance with Article 116 herein. No powers shall be taken to freeze or otherwise impair any of the rights attaching to any share by reason only that the Director interested directly or indirectly therein has failed to disclose its interests to the Company.

App. 13B 5(3)

116.	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Board of Directors at which the question of entering into the contract or arrangement is first considered, if he knows his interest then exists, or in any other case at the first meeting of the Board of Directors after he knows that he is or has become so interested. For the purposes of this Article, a general notice to the Board of Directors by a Director to the effect that:

(a)	he is a member or officer of a specified company or firm and is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with that company or firm; or

(b)	he is to be regarded as interested in any contract or arrangement which may after the date of the notice be made with a specified person who is connected with him;

shall be deemed to be a sufficient declaration of interest under this Article in relation to any such contract or arrangement, provided that no such notice shall be effective unless either it is given at a meeting of the Board of Directors or the Director takes reasonable steps to secure that it is brought up and read at the next Board of Directors meeting after it is given.

App. 3 4(1)

117.	(1)

A Director shall not vote (nor be counted in the quorum) on any resolution of the Board of Directors approving any contract or arrangement or any other proposal in which he or any of his associate(s) is materially interested, but this prohibition shall not apply to any of the following matters namely:

(i)	any contract or arrangement for the giving to such Director or his associate(s) any security or indemnity in respect of money lent by him or any of his associate(s) or obligations incurred or undertaken by him or any of his associate(s) at the request of or for the benefit of the Company or any of its subsidiaries;

(ii)	any proposal, contract or arrangement for the giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which the Director or his associate(s) has himself/themselves assumed responsibility in whole or in part whether alone or jointly under a guarantee or indemnity or by the giving of security;

(iii)	any contract or arrangement concerning an offer of shares or debentures or other securities of or by the Company or any other company which the Company may promote or be interested in for subscription or purchase, where the Director or his associate(s) is/are or is/are to be interested as a participant in the underwriting or sub-underwriting of the offer;

(iv)	any contract or arrangement in which the Director or his associate(s) is/are interested in the same manner as other holders of shares or debentures or other securities of the Company by virtue only of his/their interest in shares or debentures or other securities of the Company;

(v)	any proposal, contract or arrangement concerning any other company in which the Director or his associate(s) is/are interested only, whether directly or indirectly, as an officer or executive or a shareholder or in which the Director and any of his associate(s) are not in aggregate beneficially interested in 5 per cent. or more of the issued shares or of the voting rights of any class of shares of such company (or of any third company through which his interest or that of any of his associate is derived); or

(vi)	any proposal or arrangement concerning the adoption, modification or operation of

(a)	any employees’ share scheme or any share incentive or a share option scheme under which a Director or his associate(s) may benefit; or

(b)	a pension fund or retirement, death or disability benefits scheme or other arrangement which relates both to directors, his associate(s) and employees of the Company or of any of its subsidiaries and does not provide in respect of any Director, or his associate(s), as such any privilege or advantage not accorded generally to the class of persons to which such scheme or fund relates.

(2)	A company shall be deemed to be a company in which a Director and/or his associate(s) owns 5 per cent. or more if and so long as (but only if and so long as) he and/or his associate(s), (either directly or indirectly) are the holders of or beneficially interested in 5 per cent. or more of any class of the equity share capital of such company or of the voting rights available to members of such company (or of any third company through which his interest or that of any of his associate(s) is derived). For the purpose of this paragraph there shall be disregarded any shares held by a Director or his associate(s) as bare or custodian trustee and in which he or any of them has no beneficial interest, any shares comprised in a trust in which the interest of the Director or his associate(s) is/are in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust scheme in which the Director or his associate(s) is/are interested only as a unit holder.

(3)	Where a company in which a Director and/or his associate(s) holds 5 per cent. or more is materially interested in a transaction, then that Director and/or his associate(s) shall also be deemed materially interested in such transaction.

(4)	If any question shall arise at any meeting of the Board of Directors as to the materiality of the interest of a Director (other than the chairman of the meeting) or as to the entitlement of any Director (other than such chairman) to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to such other Director shall be final and conclusive except in a case where the nature or extent of the interest of the Director concerned as known to such Director has not been fairly disclosed to the Board of Directors. If any question as aforesaid shall arise in respect of the chairman of the meeting such question shall be decided by a resolution of the Board of Directors (for which purpose such chairman shall not vote thereon) and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of such chairman as known to such chairman has not been fairly disclosed to the Board of Directors.

POWERS AND DUTIES OF DIRECTORS

118.	Subject to the provisions of the Law, these Articles and to any resolutions made in general meeting, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all powers of the Company. No resolution made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that resolution had not been made. The general powers given by this Article shall not be limited or restricted by any special authority or power given to the Board of Directors by any other Article.

119.	Without prejudice to the general powers conferred by these Articles, it is hereby expressly declared that the Board of Directors shall have the following powers:

(a)	to give to any person the right or option of requiring at a future date that an allotment shall be made to him of any share at par or at such premium as may be agreed;

(b)	to give to any Directors, officers or servants of the Company an interest in any particular business or transaction or participation in the profits thereof or in the general profits of the Company either in addition to or in substitution for a salary or other remuneration; and

(c)	to resolve that the Company be deregistered in the Cayman Islands and continued in a named jurisdiction outside the Cayman Islands subject to the provisions of the Law.

120.	The Board of Directors may from time to time appoint:

(a)	any one or more of its body to hold any employment with the Company for such period, with such title and upon such terms as the Board of Directors may determine. A Director appointed to a position under this Article shall remain subject to the same provisions relating to his removal as a Director, but his termination as an employee of the Company, shall be subject to the provisions of the contract between him and the Company; and

(b)	any person, whether or not a Director to hold such office in the Company as the Directors may think necessary for the administration of the Company, including but not limited to, the office of chief executive officer, president, one or more vice-presidents, treasurer, assistant treasurer, manager or controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or otherwise or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. Any person so appointed by the Directors may be removed by the Directors.

121.	The Directors may appoint a Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

App.13B 5(2)

122.	Except as would, if the Company were a company incorporated in Hong Kong, be permitted by Section 157H of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as in force at the date of adoption of these Articles, and except as permitted under the Law, the Company shall not directly or indirectly:

(i)	make a loan to a Director or a director of any holding company (as defined by the Listing Rules) of the Company or to any of their respective associate(s);

(ii)	enter into any guarantee or provide any security in connection with a loan made by any person to a Director or such a director; or

(iii)	if any one or more of the Directors hold (jointly or severally or directly or indirectly) a controlling interest in another company, make a loan to that other company or enter into any guarantee or provide any security in connection with a loan made by any person to that other company.

123.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

124.	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following Articles shall not limit the general powers conferred by this Article.

125.	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any such persons. Any committee, local board or agency so formed shall in the exercise of the powers delegated to it by the Directors conform to any regulations that may be imposed on it by the Directors.

126.	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

127.	Any such delegates as aforesaid may be authorised by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested in them.

128.	All cheques, promissory notes, drafts, bills of exchange and other instruments, whether negotiable or transferable or not, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the Board of Directors shall from time to time by resolution determine. The Company’s banking accounts shall be kept with such banker or bankers as the Board of Directors shall from time to time determine.

129.	The following actions require the resolution approved by a supermajority of at least two-thirds of the vote of Directors at the board meeting:-

(a)	subject to Article 192(2), any voluntary dissolution or liquidation of the Company; and

(b)	the sale of all or substantially all of the assets of the Company.

BORROWING POWERS OF DIRECTORS

130.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge all or part of its undertaking, property and uncalled capital or any part thereof, and subject to the Law to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

THE SEAL

App. 3 2(1)

131. (1)	The Company shall have one or more Seals, as the Board of Directors may determine. For the purpose of sealing documents creating or evidencing securities issued by the Company, the Company may have a securities seal which is a facsimile of the Seal of the Company with the addition of the word “Securities” on its face or in such other form as the Board of Directors may approve. The Board of Directors shall provide for the custody of each Seal and no Seal shall be used without the authority of the Board of Directors or of a committee of the Board of Directors authorised by the Board of Directors in that behalf. Subject as otherwise provided in these Articles, any instrument to which a Seal is affixed shall be signed autographically by one Director and the Secretary or by two Directors or by such other person (including a Director) or persons as the Board of Directors may appoint, either generally or in any particular case, save that as regards any certificates for shares or debentures or other securities of the Company the Board of Directors may by resolution determine that such signatures or either of them shall be dispensed with or affixed by some method or system of mechanical signature. Every instrument executed in any manner provided by this Article shall be deemed to be sealed and executed with the authority of the Board of Directors previously given.

(2)	Where the Company has a Seal for use abroad, the Board of Directors may by writing under the Seal appoint any agent or committee abroad to be the duly authorised agent of the Company for the purpose of affixing and using such Seal and the Board of Directors may impose restrictions on the use thereof as may be thought fit. Wherever in these Articles reference is made to the Seal, the reference shall, when and so far as may be applicable, be deemed to include any such other Seal as aforesaid.

DISQUALIFICATION OF DIRECTORS

132.	The office of Director shall be vacated, if the Director:

App. 13B 5(1)

(a)	resigns his office by notice in writing to the Company;

(b)	dies, or an order is made by any competent court or official on the grounds that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs and a majority of the Directors resolve that his office be vacated;

(c)	without leave, he is absent from meetings of the Board of Directors (unless an alternate Director appointed by him attends in his place) for a continuous period of 6 months, and a majority of the Directors resolve that his office be vacated;

(d)	becomes bankrupt or has a receiving order made against him or suspends payment or compounds with his creditors generally;

(e)	ceases to be or is prohibited from being a Director by law or by virtue of any provisions in these Articles;

(f)	is removed from office by notice in writing served upon him signed by not less than a majority in number (or, if that is not a round number, the nearest lower round number) of the Directors (including himself) then in office; or

(g)	is removed from office by an Ordinary Resolution.

REGISTER OF DIRECTORS AND OFFICERS

133.	The Company shall cause to be kept in one or more books at its Office a Register of Directors and Officers in which there shall be entered the full names and addresses of the Directors and Officers and such other particulars as required by the Law or as the Directors may determine. The Company shall send to the Registrar of Companies in the Cayman Islands a copy of such register, and shall from time to time notify to the said Registrar of Companies of any change that takes place in relation to such Directors and Officers as required by the Law.

PROCEEDINGS OF DIRECTORS

134.	The Directors may meet together (either within or outside the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall not have a second or casting vote. A Director may, and a Secretary or Assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least two days’ notice in writing to every other Director and alternate Director.

135.	A Director or Directors may participate in any meeting of the Board of Directors, or of any committee appointed by the Board of Directors of which such Director or Directors are members, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

136.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be four. A Director represented by proxy or by an alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present. Any Director may attend a meeting acting for himself and as an alternate or proxy for any other Director(s) and in such circumstances in calculating the quorum, that Director and each of the other Directors he represents shall be deemed to be present.

137.	Any Director who ceases to be a Director at a Board of Directors meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of such Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

138.	The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

(a)	all appointments of officers made by the Directors;

(b)	the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

139.	When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

140.	A resolution signed by all the Directors except such as are temporarily unable to act through ill-health or disability, and all the alternate Directors, if appropriate, whose appointors are temporarily unable to act as aforesaid shall (provided that such number is sufficient to constitute a quorum and further provided that a copy of such resolution has been given or the contents thereof communicated to all the Directors for the time being entitled to receive notices of Board meetings in the same manner as notices of meetings are required to be given by these Articles) shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

141.	The continuing Director(s) may act notwithstanding any vacancy in their body, save that:

(a)	if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the minimum number of Directors, the continuing Director(s) may act for the purpose of increasing the number of Directors, or of summoning a general meeting of the Company, but for no other purpose; and

(b)	without prejudice to paragraph (a) of this Article, if the Board of Directors ceases to include at least three Independent Non-Executive Directors, the continuing Director(s) shall continue to manage the business of the Company in all respects pursuant to Article 118 and to exercise all powers, discretions and duties of the Directors under these Articles, provided that the continuing Director(s) shall be required to use all reasonable endeavours to appoint or procure the appointment of at least three Independent Non-Executive Directors in accordance with Article 104(1).

142.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within half an hour after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting. Any chairman appointed pursuant to these Articles shall have no powers or duties other than those provided by these Articles in respect of chairing meetings and the Board of Directors may revoke or terminate such appointment at any time.

143.	Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings. If no such chairman is elected, or if at any meeting the chairman is not present within half an hour after the time appointed for holding the meeting, the members present may choose one of their number to be chairman of the meeting.

144.	A committee appointed by the Directors may meet and adjourn as it thinks proper. Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall not have a second or casting vote.

145.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

DIVIDENDS

146.	Subject to the Law, the Company in general meeting may from time to time declare dividends in any currency to be paid to the Members but no dividend shall be declared in excess of the amount recommended by the Board of Directors.

147.	Dividends may be declared and paid out of the profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed. With the sanction of an Ordinary Resolution dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

148.	Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provide:

App. 3 3(1)

(a)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, but no amount paid up on a share in advance of calls shall be treated for the purposes of this Article as paid up on the share; and

(b)	all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid.

149.	The Board of Directors may from time to time pay to the Members such interim dividends as appear to the Board of Directors to be justified by the profits of the Company and in particular (but without prejudice to the generality of the foregoing) if at any time the share capital of the Company is divided into different classes, the Board of Directors may pay such interim dividends in respect of those shares in the capital of the Company which confer on the holders thereof deferred or non-preferential rights as well as in respect of those shares which confer on the holders thereof preferential rights with regard to dividend and provided that the Board of Directors acts bona fide the Board of Directors shall not incur any responsibility to the holders of shares conferring any preference for any damage that they may suffer by reason of the payment of an interim dividend on any shares having deferred or non-preferential rights and may also pay any fixed dividend which is payable on any shares of the Company half-yearly or on any other dates, whenever such profits, in the opinion of the Board of Directors, justifies such payment.

150.	The Board of Directors may deduct from any dividend or other moneys payable to a Member by the Company on or in respect of any shares all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

151.	No dividend or other moneys payable by the Company on or in respect of any share shall bear interest against the Company.

152.	Any dividend, interest or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post addressed to the holder at his registered address or, in the case of joint holders, addressed to the holder whose name stands first in the Register in respect of the shares at his address as appearing in the Register or addressed to such person and at such address as the holder or joint holders may in writing direct. Every such cheque or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the Register in respect of such shares, and shall be sent at his or their risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to the Company notwithstanding that it may subsequently appear that the same has been stolen or that any endorsement thereon has been forged. Any one of two or more joint holders may give effectual receipts for any dividends or other moneys payable or property distributable in respect of the shares held by such joint holders.

App. 3 3(2)

153.	All dividends or bonuses unclaimed for one year after having been declared may be invested or otherwise made use of by the Board of Directors for the benefit of the Company until claimed. Any dividend or bonuses unclaimed after a period of six years from the date of declaration shall be forfeited and shall revert to the Company. The payment by the Board of Directors of any unclaimed dividend or other sums payable on or in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

154.	Whenever the Board of Directors or the Company in general meeting has resolved that a dividend be paid or declared, the Board of Directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind and in particular of paid up shares, debentures or warrants to subscribe securities of the Company or any other company, or in any one or more of such ways, and where any difficulty arises in regard to the distribution the Board of Directors may settle the same as it thinks expedient, and in particular may issue certificates in respect of fractions of shares, disregard fractional entitlements or round the same up or down, and may fix the value for distribution of such specific assets, or any part thereof, and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Board of Directors and may appoint any person to sign any requisite instruments of transfer and other documents on behalf of the persons entitled to the dividend, and such appointment shall be effective and binding on the Members. The Board of Directors may resolve that no such assets shall be made available to Members with registered addresses in any particular territory or territories where, in the absence of a registration statement or other special formalities, such distribution of assets would or might, in the opinion of the Board of Directors, be unlawful or impracticable and in such event the only entitlement of the Members aforesaid shall be to receive cash payments as aforesaid. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

155. (1)	Whenever the Board of Directors or the Company in general meeting has resolved that a dividend be paid or declared on any class of the share capital of the Company, the Board of Directors may further resolve either:

(a)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the Members entitled thereto will be entitled to elect to receive such dividend (or part thereof if the Board of Directors so determines) in cash in lieu of such allotment. In such case, the following provisions shall apply:

(i)	the basis of any such allotment shall be determined by the Board of Directors;

(ii)	the Board of Directors, after determining the basis of allotment, shall give not less than two weeks’ notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)	the dividend (or that part of the dividend to be satisfied by the allotment of shares as aforesaid) shall not be payable in cash on shares in respect whereof the cash election has not been duly exercised (the “non-elected shares”) and in satisfaction thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the non-elected shares on the basis of allotment determined as aforesaid and for such purpose the Board of Directors shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account or capital redemption reserve other than the Subscription Rights Reserve) as the Board of Directors may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the non-elected shares on such basis; or

(b)	that the Members entitled to such dividend shall be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as the Board of Directors may think fit. In such case, the following provisions shall apply:

(i)	the basis of any such allotment shall be determined by the Board of Directors;

(ii)	the Board of Directors, after determining the basis of allotment, shall give not less than two weeks’ notice to the holders of the relevant shares of the right of election accorded to them and shall send with such notice forms of election and specify the procedure to be followed and the place at which and the latest date and time by which duly completed forms of election must be lodged in order to be effective;

(iii)	the right of election may be exercised in respect of the whole or part of that portion of the dividend in respect of which the right of election has been accorded; and

(iv)	the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable in cash on shares in respect whereof the share election has been duly exercised (the “elected shares”) and in lieu thereof shares of the relevant class shall be allotted credited as fully paid up to the holders of the elected shares on the basis of allotment determined as aforesaid and for such purpose the Board of Directors shall capitalise and apply out of any part of the undivided profits of the Company (including profits carried and standing to the credit of any reserves or other special account, share premium account or capital redemption reserve other than the Subscription Rights Reserve) as the Board of Directors may determine, such sum as may be required to pay up in full the appropriate number of shares of the relevant class for allotment and distribution to and amongst the holders of the elected shares on such basis.

(2) (a)	The shares allotted pursuant to the provisions of paragraph (1) of this Article shall rank pari passu in all respects with shares of the same class (if any) then in issue save only as regards participation in the relevant dividend or in any other distributions, bonuses or rights paid, made, declared or announced prior to or contemporaneously with the payment or declaration of the relevant dividend unless, contemporaneously with the announcement by the Board of Directors of their proposal to apply the provisions of sub-paragraph (a) or (b) of paragraph (2) of this Article in relation to the relevant dividend or contemporaneously with their announcement of the distribution, bonus or rights in question, the Board of Directors shall specify that the shares to be allotted pursuant to the provisions of paragraph (1) of this Article shall rank for participation in such distribution, bonus or rights.

(b)	The Board of Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to the provisions of paragraph (1) of this Article, with full power to the Board of Directors to make such provisions as it thinks fit in the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are aggregated and sold and the net proceeds distributed to those entitled, or are disregarded or rounded up or down or whereby the benefit of fractional entitlements accrues to the Company rather than to the Members concerned). The Board of Directors may authorise any person to enter into on behalf of all Members interested, an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made pursuant to such authority shall be effective and binding on all concerned.

(3)	The Company may upon the recommendation of the Board of Directors by Ordinary Resolution resolve in respect of any one particular dividend of the Company that notwithstanding the provisions of paragraph (1) of this Article a dividend may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to Members to elect to receive such dividend in cash in lieu of such allotment.

(4)	The Board of Directors may on any occasion determine that rights of election and the allotment of shares under paragraph (1) of this Article shall not be made available or made to any Members with registered addresses in any territory where, in the absence of a registration statement or other special formalities, the circulation of an offer of such rights of election or the allotment of shares would or might, in the opinion of the Board of Directors, be unlawful or impracticable, and in such event the provisions aforesaid shall be read and construed subject to such determination. Members affected as a result of the foregoing sentence shall not be or be deemed to be a separate class of Members for any purpose whatsoever.

(5)	Any resolution declaring a dividend on shares of any class, whether a resolution of the Company in general meeting or a resolution of the Board of Directors, may specify that the same shall be payable or distributable to the persons registered as the holders of such shares at the close of business on a particular date, notwithstanding that it may be a date prior to that on which the resolution is passed, and thereupon the dividend shall be payable or distributable to them in accordance with their respective holdings so registered, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares. The provisions of this Article shall mutatis mutandis apply to bonuses, capitalisation issues, distributions of realised capital profits or offers or grants made by the Company to the Members.

OFFICERS

156.	Subject to Article 120, the Company may have a Chief Executive Officer, one or more Vice Presidents and Chief Financial Officer, President, a Secretary or Secretary-Treasurer appointed by the Directors. The Directors may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time decide.

ACCOUNTS AND AUDIT

App. 13B 4(1)

157.	The Board of Directors shall cause true accounts to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipt and expenditure take place, and of the property, assets, credits and liabilities of the Company and of all other matters required by the Law or necessary to give a true and fair view of the Company’s affairs and to explain its transactions.

158.	The accounting records shall be kept at the Office or, at such other place or places as the Board of Directors decides and shall always be open to inspection by the Directors. No Member (other than a Director) shall have any right of inspecting any accounting record or book or document of the Company except as conferred by law or authorised by the Board of Directors or the Company in general meeting.

App. 3 5

App. 13B 3(3) 4(2)

159.	Subject to Article 160, a printed copy of the Directors’ report, accompanied by the balance sheet and profit and loss account, including every document required by law to be annexed thereto, made up to the end of the applicable financial year and containing a summary of the assets and liabilities of the Company under convenient heads and a statement of income and expenditure, together with a copy of the Auditors’ report, shall be delivered or sent by post to the registered address of each person entitled thereto at least 21 days before the date of the general meeting and at the same time as the notice of annual general meeting and laid before the Company at the annual general meeting in each year provided that this Article shall not require a copy of those documents to be sent to any person whose address the Company is not aware or to more than one of the joint holders of any shares or debentures.

160.	Subject to due compliance with all applicable law, rules and regulations, including, without limitation, the Listing Rules, and to obtaining all necessary consents, if any, required thereunder, the requirements of Article 159 shall be deemed satisfied in relation to any person by sending to the person in any manner not prohibited by law, a summary financial statement derived from the Company’s annual accounts and the directors’ report which shall be in the form and containing the information required by applicable laws and regulations, provided that any person who is otherwise entitled to the annual financial statements of the Company and the directors’ report thereon may, if he so requires by notice in writing served on the Company, demand that the Company sends to him, in addition to a summary financial statement, a complete printed copy of the Company’s annual financial statement and the directors’ report thereon.

161.	The requirement to send to a person referred to in Article 159 the documents referred to in that Article or a summary financial report in accordance with Article 160 shall be deemed satisfied where, in accordance with all applicable law, rules and regulations, including, without limitation, the Listing Rules, the Company publishes copies of the documents referred to in Article 159 and, if applicable, a summary financial report complying with Article 160, on the Company’s Website or in any other permitted manner (including by sending any form of electronic communication), and that person has agreed or is deemed to have agreed to treat the publication or receipt of such documents in such manner as discharging the Company’s obligation to send to him a copy of such documents.

162. (1)	At the annual general meeting or at a subsequent extraordinary general meeting in each year, the Members shall appoint an Auditor to audit the accounts of the Company and such auditor shall hold office until the next annual general meeting. Such auditor may be a Member but no Director or officer or employee of the Company shall, during his continuance in office, be eligible to act as an auditor of the Company.

(2)	The Members may, at any general meeting convened and held in accordance with these Articles, by Special Resolution remove the Auditor at any time before the expiration of his term of office and shall by Ordinary Resolution at that meeting appoint another Auditor in his stead for the remainder of his term.

App. 13B 4(2)

163.	Subject to the Law the accounts of the Company shall be audited at least once in every year.

164.	The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may otherwise determine.

165.	If the office of auditor becomes vacant by the resignation or death (in the case of an individual) of the Auditor, or by his becoming incapable of acting by reason of illness (in the case of an individual) or other disability at a time when his services are required, the Directors shall fill the vacancy and fix the remuneration of the Auditor so appointed.

166.	The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto; and he may call on the Directors or officers of the Company for any information in their possession relating to the books or affairs of the Company.

167.	The statement of income and expenditure and the balance sheet provided for by these Articles shall be examined by the Auditor and compared by him with the books, accounts and vouchers relating thereto; and he shall make a written report thereon stating whether such statement and balance sheet are drawn up so as to present fairly the financial position of the Company and the results of its operations for the period under review and, in case information shall have been called for from Directors or officers of the Company, whether the same has been furnished and has been satisfactory. The financial statements of the Company shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting. The generally accepted auditing standards referred to herein may be those of a country or jurisdiction other than the Cayman Islands. If so, the financial statements and the report of the Auditor should disclose this fact and name such country or jurisdiction.

CAPITALISATION OF RESERVES

168.	Subject to the Law and these Articles, the Directors may:

(a)	resolve to capitalise an amount standing to the credit of reserves (including a share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution;

(b)	appropriate the sum resolved to be capitalised to the Members in proportion to the nominal amount of shares (whether or not fully paid) held by them respectively and apply that sum on their behalf in or towards:

(i)	paying up the amounts (if any) for the time being unpaid on shares held by them respectively, or

(ii)	paying up in full unissued shares or debentures of a nominal amount equal to that sum,

and allot the shares or debentures, credited as fully paid, to the Members (or as they may direct) in those proportions, or partly in one way and partly in the other, but the share premium account, the capital redemption reserve and profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up unissued shares to be allotted to Members credited as fully paid;

(c)	make any arrangements they think fit to resolve a difficulty arising in the distribution of a capitalised reserve and in particular, without limitation, where shares or debentures become distributable in fractions the Directors may deal with the fractions as they think fit;

(d)	exclude the right of participation or entitlement of any Member with a registered address outside any territory where in the absence of a registration statement or other special or onerous formalities the circulation of an offer of such right or entitlement would or might be unlawful or where the Directors consider the costs, expense or possible delays in ascertaining the existence or extent of the legal and other requirements applicable to such offer or the acceptance of such offer out of proportion to the benefits of the Company;

(e)	authorise a person to enter (on behalf of all the Members concerned) into an agreement with the Company providing for either:

(i)	the allotment to the Members respectively, credited as fully paid, of shares or debentures to which they may be entitled on the capitalisation, or

(ii)	the payment by the Company on behalf of the Members (by the application of their respective proportions of the reserves resolved to be capitalised) of the amounts or part of the amounts remaining unpaid on their existing shares, and any such agreement made under this authority being effective and binding on all those Members; and

(f)	generally do all acts and things required to give effect to any of the actions contemplated by this Articles.

169.	The Directors may, in relation to any capitalisation sanctioned under the preceding Article in their absolute discretion specify that, and in such circumstances and if directed so to do by a Member or Members entitled to an allotment and distribution credited as fully paid up of unissued shares or debentures in the Company pursuant to such capitalisation, the unissued shares, debentures or other securities to which that Member is entitled shall be allotted and distributed credited as fully paid up to such person or persons as that Member may nominate by notice in writing to the Company, such notice to be received not later than the day for which the general meeting of the Company to sanction the capitalisation is convened.

SHARE PREMIUM ACCOUNT

170.	The Directors shall in accordance with Section 34 of the Law establish a share premium account and shall carry to the credit of such account from time to time a sum equal to the amount or value of the premium paid on the issue of any share.

171.	There shall be debited to any share premium account on the redemption or purchase of a share the difference between the nominal value of such share and the redemption or purchase price provided always that at the discretion of the Directors such sum may be paid out of the profits of the Company or, if permitted by Section 37 of the Law, out of capital.

SUBSCRIPTION RIGHTS RESERVE

172.	The following provisions shall have effect to the extent that they are not prohibited by and are in compliance with the Law:

(1)	If, so long as any of the rights attached to any warrants issued by the Company to subscribe for shares of the Company shall remain exercisable, the Company does any act or engages in any transaction which, as a result of any adjustments to the subscription price in accordance with the provisions of the conditions of the warrants, would reduce the subscription price to below the par value of a share, then the following provisions shall apply:

(a)	as from the date of such act or transaction the Company shall establish and thereafter (subject as provided in this Article) maintain in accordance with the provisions of this Article a reserve (the “Subscription Rights Reserve”) the amount of which shall at no time be less than the sum which for the time being would be required to be capitalised and applied in paying up in full the nominal amount of the additional shares required to be issued and allotted credited as fully paid pursuant to sub- paragraph (c) below on the exercise in full of all the subscription rights outstanding and shall apply the Subscription Rights Reserve in paying up such additional shares in full as and when the same are allotted;

(b)	the Subscription Rights Reserve shall not be used for any purpose other than that specified above unless all other reserves of the Company (other than share premium account) have been extinguished and will then only be used to make good losses of the Company if and so far as is required by law;

(c)	upon the exercise of all or any of the subscription rights represented by any warrant, the relevant subscription rights shall be exercisable in respect of a nominal amount of shares equal to the amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be the relevant portion thereof in the event of a partial exercise of the subscription rights) and, in addition, there shall be allotted in respect of such subscription rights to the exercising warrantholder, credited as fully paid, such additional nominal amount of shares as is equal to the difference between:

(i)	the said amount in cash which the holder of such warrant is required to pay on exercise of the subscription rights represented thereby (or, as the case may be, the relevant portion thereof in the event of a partial exercise of the subscription rights); and

(ii)	the nominal amount of shares in respect of which such subscription rights would have been exercisable having regard to the provisions of the conditions of the warrants, had it been possible for such subscription rights to represent the right to subscribe for shares at less than par value and immediately upon such exercise so much of the sum standing to the credit of the Subscription Rights Reserve as is required to pay up in full such additional nominal amount of shares shall be capitalised and applied in paying up in full such additional nominal amount of shares which shall forthwith be allotted credited as fully paid to the exercising warrantholders; and

(d)	if, upon the exercise of the subscription rights represented by any warrant, the amount standing to the credit of the Subscription Rights Reserve is not sufficient to pay up in full such additional nominal amount of shares equal to such difference as aforesaid to which the exercising warrantholder is entitled, the Board of Directors shall apply any profits or reserves then or thereafter becoming available (including, to the extent permitted by law, share premium account) for such purpose until such additional nominal amount of shares is paid up and allotted as aforesaid and until then no dividend or other distribution shall be paid or made on the fully paid shares of the Company then in issue. Pending such payment and allotment, the exercising warrantholder shall be issued by the Company with a certificate evidencing his right to the allotment of such additional nominal amount of shares. The rights represented by any such certificate shall be in registered form and shall be transferable in whole or in part in units of one share in the like manner as the shares for the time being are transferable, and the Company shall make such arrangements in relation to the maintenance of a register therefor and other matters in relation thereto as the Board of Directors may think fit and adequate particulars thereof shall be made known to each relevant exercising warrantholder upon the issue of such certificate.

(2)	Shares allotted pursuant to the provisions of this Article shall rank pari passu in all respects with the other shares allotted on the relevant exercise of the subscription rights represented by the warrant concerned. Notwithstanding anything contained in paragraph (1) of this Article, no fraction of any share shall be allotted on exercise of the subscription rights.

(3)	The provision of this Article as to the establishment and maintenance of the Subscription Rights Reserve shall not be altered or added to in any way which would vary or abrogate, or which would have the effect of varying or abrogating the provisions for the benefit of any warrantholder or class of warrantholders under this Article without the sanction of a Special Resolution of such warrantholders or class of warrantholders.

(4)	A certificate or report by the Auditors for the time being of the Company as to whether or not the Subscription Rights Reserve is required to be established and maintained and if so the amount thereof so required to be established and maintained, as to the purposes for which the Subscription Rights Reserve has been used, as to the extent to which it has been used to make good losses of the Company, as to the additional nominal amount of shares required to be allotted to exercising warrantholders credited as fully paid, and as to any other matter concerning the Subscription Rights Reserve shall (in the absence of manifest error) be conclusive and binding upon the Company and all warrantholders and shareholders.

RESERVES

173.	Before recommending any dividend, the Board of Directors may set aside out of the profits of the Company such sums as it determines as reserves which shall, at the discretion of the Board of Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may, also at such discretion, either be employed in the business of the Company or be invested in such investments as the Board of Directors may from time to time think fit and so that it shall not be necessary to keep any investments constituting the reserve or reserves separate or distinct from any other investments of the Company. The Board of Directors may also without placing the same to reserve carry forward any profits which it may think prudent not to distribute.

NOTICES

App. 3 7(1)

174.	Except as otherwise provided in these Articles, any notice or document (including any “corporate communication” as defined in the Listing Rules) may be served by the Company and any notices may be served by the Directors on any Member either personally or by sending it through the post in a prepaid letter addressed to such Member at his registered address as appearing in the Register or, to the extent permitted by the Listing Rules and all applicable laws and regulations, by electronic means by transmitting it to any electronic number or address or website supplied by the Member to the Company or by placing it on the Company’s Website provided that the Company has obtained either (a) the Member’s prior express positive confirmation in writing or (b) the Member’s deemed consent, in the manner specified in the Listing Rules to receive or otherwise have made available to him notices and documents to be given or issued to him by the Company by such electronic means, or (in the case of notice) by advertisement published in the newspapers. In the case of joint holders of a share, all notices shall be given to that holder for the time being whose name stands first in the Register and notice so given shall be sufficient notice to all the joint holders.

App. 3 7(3)

175.	A Member shall be entitled to have notice served on him at any address within or outside Hong Kong. A Member who has no registered address shall be deemed to have received any notice which shall have been displayed at the Office and shall have remained there for a period of 24 hours and such notice shall be deemed to have been received by such Member on the day following that on which it shall have been first so displayed.

App. 3 7(2)

176.	Any notice or document sent by post (including airmail, where appropriate) shall be deemed to have been served on the day following that on which it is put into a post office situated within Hong Kong and in proving such service it shall be sufficient to prove that the envelope or wrapper containing the notice or document was properly prepaid, addressed and put into such post office and a certificate in writing signed by the Secretary or other person appointed by the Directors that the envelope or wrapper containing the notice or document was so addressed and put into such post office shall be conclusive evidence thereof.

177.	Any notice or other document delivered or left at a registered address otherwise than by post shall be deemed to have been served or delivered on the day it was so delivered or left.

178.	Any notice served by advertisement shall be deemed to have been served on the day of issue of the official publication and/or newspaper(s) in which the advertisement is published (or on the last day of issue if the publication and/or newspaper(s) are published on different dates).

179.	Any notice given by electronic means as provided herein shall be deemed to have been served and delivered on the day following that on which it is successfully transmitted or at such later time as may be prescribed by the Listing Rules or any applicable laws or regulations.

180.	A notice may be given by the Company to the person or persons entitled to a share in consequence of the death, mental disorder or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to him or them by name, or by the title of representative of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, within Hong Kong supplied for the purpose by the person claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death, mental disorder or bankruptcy had not occurred.

181.	Any person who by operation of law, transfer or other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which prior to his name and address being entered on the Register shall have been duly given to the person from whom he derives his title to such share.

182.	Any notice or document delivered or sent to any Member pursuant to these Articles, shall notwithstanding that such Member be then deceased and whether or not the Company has notice of his death be deemed to have been duly served in respect of any registered shares whether held solely or jointly with other persons by such Member until some other person be registered in his stead as the holder or joint holder thereof, and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his personal representatives and all persons (if any) jointly interested with him in any such shares.

183.	The signature to any notice to be given by the Company may be written or printed by means of facsimile or, where relevant, by Electronic Signature.

184.	Any notice or other document may be given to a Member either in the English language or the Chinese language, subject to compliance with all applicable law, rules and regulations, provided that any notice or document to be given to a Member whose registered address is outside of Hong Kong or Mainland China, shall include an English version.

INFORMATION

185.	No member shall be entitled to require discovery of any information in respect of any detail of the Company’s trading or any information which is or may be in the nature of a trade secret or secret process which may relate to the conduct of the business of the Company and which in the opinion of the Board would not be in the interests of the members of the Company to communicate to the public.

186.	The Board shall be entitled to release or disclose any information in its possession, custody or control regarding the Company or its affairs to any of its Members including, without limitation, information contained in the Register of Members and transfer books of the Company.

INDEMNITY

187.	Every Director (including for the purposes of this Article any alternate Director appointed pursuant to the provisions of these Articles), Secretary, assistant Secretary, or other officer for the time being and from time to time of the Company (but not including the Company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, wilful default or fraud, in or about the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere.

188.	No Indemnified Person shall be liable:

(a)	for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of the Company; or

(b)	for any loss on account of defect of title to any property of the Company; or

(c)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested; or

(d)	for any loss incurred through any bank, broker or other similar Person; or

(e)	for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such Indemnified Person’s part; or

(f)	for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such Indemnified Person’s office or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, wilful default or fraud.

NON-RECOGNITION OF TRUSTS

189.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent or future interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Member registered in the Register.

FINANCIAL YEAR

190.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on December 31st in each year and shall begin on January 1st in each year.

WINDING UP

191.	A resolution that the Company be wound up by the court or be wound up voluntarily shall be a Special Resolution, except where the Company is to be wound up voluntarily because it is unable to pay its debts as they may fall due in which event the resolution shall be an Ordinary Resolution.

192. (1)	Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares (i) if the Company shall be wound up and the assets available for distribution amongst the Members of the Company shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu amongst such Members in proportion to the amount paid up on the shares held by them respectively and (ii) if the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them respectively.

(2)	If the Company shall be wound up (whether the liquidation is voluntary or compelled by the court) the liquidator may, with the authority of an Ordinary Resolution and any other sanction required by the Law, divide among the Members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of properties of one kind or shall consist of properties to be divided as aforesaid of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the Members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares or other property in respect of which there is a liability.

(3)	In the event of winding-up of the Company in Hong Kong, every Member of the Company who is not for the time being in Hong Kong shall be bound, within 14 days after the passing of an effective resolution to wind up the Company voluntarily, or the making of an order for the winding-up of the Company, to serve notice in writing on the Company appointing some person resident in Hong Kong and stating that person’s full name, address and occupation upon whom all summonses, notices, process, orders and judgements in relation to or under the winding-up of the Company may be served, and in default of such nomination the liquidator of the Company shall be at liberty on behalf of such Member to appoint some such person, and service upon any such appointee, whether appointed by the Member or the liquidator, shall be deemed to be good personal service on such Member for all purposes, and, where the liquidator makes any such appointment, he shall with all convenient speed give notice thereof to such Member by advertisement as he shall deem appropriate or by a registered letter sent through the post and addressed to such Member at his address as appearing in the register, and such notice shall be deemed to be service on the day following that on which the advertisement first appears or the letter is posted.

AMENDMENT OF ARTICLES OF ASSOCIATION

App. 13B 1

193.	Subject to the Law and the rights attaching to the various classes of shares, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.

UNSUITABLE PERSONS AND COMPULSORY REDEMPTION

194. (1)	In the event that the Company or a Subsidiary receives a written notice (“Gaming Authority Notice”) from a Gaming Authority to whose jurisdiction the Company or the Subsidiary is subject, setting out the name of a Person who is considered to be an Unsuitable Person, then forthwith upon the Company serving a copy of such Gaming Authority Notice on the relevant parties, and until the shares Owned or Controlled by such Person or its Affiliate are Owned or Controlled by a Person who is not an Unsuitable Person, the Unsuitable Person or any Affiliate of an Unsuitable Person shall: (i) sell all of the shares, or allow the redemption or repurchase of the shares by the Company on such terms, including the Redemption Price, and in such manner as the Directors may determine and agree with the Shareholder, within such period of time as may be specified by a Gaming Authority; (ii) not be entitled to receive any dividend (save for any dividend declared prior to any receipt of any Gaming Authority Notice under this Article but not yet paid), interest or other distribution of any kind with regard to the shares; (iii) not be entitled to receive any remuneration in any form from the Company or a Subsidiary for services rendered or otherwise, and/or (iv) not be entitled to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such shares. In this Article, “relevant parties” means the Person considered by the Gaming Authority to be Unsuitable to be a Shareholder, any intermediaries or representatives of such Person, any entities through which such Person holds an interest in shares of the Company, or any other third parties to whom disclosure of the aforementioned notice of the Gaming Authority is necessary or expedient.

(2)	Subject to applicable laws and regulations, including but not limited to the Listing Rules and The Code on Share Repurchases issued by the Hong Kong Securities and Futures Commission, shares Owned or Controlled by an Unsuitable Person or an Affiliate of an Unsuitable Person shall be subject to compulsory redemption by the Company, out of funds legally available therefor, by a resolution of the Board of Directors, to the extent required by the Gaming Authority making the determination of Unsuitability or to the extent deemed necessary or advisable by the Board of Directors having regard to relevant Gaming Laws. If a Gaming Authority requires the Company, or if the Board of Directors deems it necessary or advisable, to redeem the shares of a Shareholder under this Article, the Company shall give a Redemption Notice to such Shareholder and shall redeem on the Redemption Date the number of shares specified in the Redemption Notice for the Redemption Price set forth in the Redemption Notice. Upon such compulsory redemption under this Article being exercised by the Company against a Shareholder, such Shareholder will be entitled to receive the Redemption Price in respect of his shares so redeemed, and from the day on which such compulsory redemption is effected, shall have no other Shareholder’s rights except the right to receive the Redemption Price and the right to receive any dividends declared prior to any receipt of any Gaming Authority Notice under these Articles but not yet paid provided however that upon service of a copy of the Gaming Authority Notice on any relevant party, such Shareholder’s rights will be limited as provided in paragraphs (i) to (iv) of the preceding Article.

(3)	If any shares of the Company are held in a street name, by a nominee, an agent or in trust, the record holder of the shares may be required by the Company to disclose to it the identity of the beneficial owner of the shares. The Company may thereafter be required to disclose the identity of the beneficial owner to a Gaming Authority. Each record holder of the shares of the Company must render maximum assistance to the Company in determining the identity of the beneficial owner. A failure of a record holder to disclose the identity of the beneficial owner of shares of the Company may constitute grounds for a Gaming Authority to find the record holder Unsuitable.

(4)	Any Unsuitable Person and any Affiliate of an Unsuitable Person shall indemnify and hold harmless the Company and its Subsidiaries for any and all losses, costs, and expenses, including legal fees, incurred by the Company and its Subsidiaries as a result of, or arising out of, such Unsuitable Person’s or Affiliate’s continuing Ownership or Control of shares, the neglect, refusal or other failure to comply with this Article, or failure to promptly divest itself of any shares when required by the Gaming Laws or this Article.

Schedule 2

New Share Incentive Plan

MELCO CROWN ENTERTAINMENT LIMITED

SHARE INCENTIVE PLAN

ARTICLE 1

PURPOSE

LR17.03(1)

The purpose of the Melco Crown Entertainment Limited Share Incentive Plan (the “Plan”) is to promote the success and enhance the value of Melco Crown Entertainment Limited, an exempted company formed under the laws of the Cayman Islands (the “Company”), by linking the personal interests of the members of the Board, Employees, and Consultants to those of Company’s shareholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company’s shareholders. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.

ARTICLE 2

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “2006 Share Incentive Plan” means the Company’s Share Incentive Plan, as revised and adopted by its Board on November 28, 2006 and March 17, 2009 and as approved by its shareholders on December 1, 2006 and May 19, 2009.

2.2 “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of the corporate, securities, tax and other laws, rules, regulations and government orders, and the rules of any applicable Share exchange or national market system, of any jurisdiction applicable to Awards granted to residents therein.

2.3 “Award” means an Option, a Restricted Share award, a Share Appreciation Right award, a Dividend Equivalents award, a Share Payment award, a Deferred Share award, or a Restricted Share Unit award granted to a Participant pursuant to the Plan.

2.4 “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(a)	the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty per cent. (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s shareholders which a majority of the Incumbent Board (as defined below) who are not affiliates or associates of the offeror under Rule 12b-2 promulgated under the Exchange Act do not recommend such shareholders accept, or

(b)	the individuals who, as of the Effective Date, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least fifty per cent. (50%) of the Board; provided that if the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty per cent. (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.

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Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Change of Control, no event set forth herein will constitute a Change of Control for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

2.7 “Code” means the Internal Revenue Code of 1986 of the United States, as amended and the regulations and guidance promulgated thereunder.

2.8 “Committee” means the committee of the Board described in Article 13.

2.9 “Consultant” means any consultant or adviser if: (a) the consultant or adviser renders bona fide services to a Service Recipient; (b) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (c) the consultant or adviser is a natural person who has contracted directly with the Service Recipient to render such services.

2.10 “Corporate Transaction” means any of the following transactions, provided, however, that the Committee shall determine under (d) and (e) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(a)	an amalgamation, arrangement or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the jurisdiction in which the Company is incorporated;

(b)	the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(c)	the complete liquidation or dissolution of the Company;

(d)	any reverse takeover or series of related transactions culminating in a reverse takeover (including, but not limited to, a tender offer followed by a reverse takeover) in which the Company is the surviving entity but (A) the Ordinary Shares outstanding immediately prior to such takeover are converted or exchanged by virtue of the takeover into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty per cent. (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such takeover or the initial transaction culminating in such takeover, but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction; or

(e)	acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty per cent. (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Committee determines shall not be a Corporate Transaction.

Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code and the payment or settlement of the Award will accelerate upon a Corporate Transaction, no event set forth herein will constitute a Corporate Transaction for purposes of the Plan or any Award Agreement unless such event also constitutes a “change in ownership”, “change in effective control”, or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code.

2.11 “Deferred Share” means a right to receive a specified number of Shares during specified time periods pursuant to Article 10.

2.12 “Director” means a director of the Board.

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2.13 “Disability” means that the Participant qualifies to receive long-term disability payments under the Service Recipient’s long-term disability insurance program, as it may be amended from time to time, to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Service Recipient to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion.

2.14 “Dividend Equivalents” means a right granted to a Participant pursuant to Article 10 to receive the equivalent value (in cash or Share) of dividends paid on Share.

2.15 “Effective Date” shall have the meaning set forth in paragraph 14.1.

2.16 “Employee” means any person, including an officer or member of the Board of the Company, any Parent or Subsidiary of the Company, who is in the employ of a Service Recipient, subject to the control and direction of the Service Recipient as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by a Service Recipient shall not be sufficient to constitute “employment” by the Service Recipient.

2.17 “Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended and the rules and regulations promulgated thereunder.

2.18 “Exercise Price” means the price per Share which a Participant may subscribe at on the exercise of an Award as determined by the Board in accordance with paragraph 11.6;

2.19 “Fair Market Value” means, as of any date, the value of Shares determined as follows:

(a)	If the Shares are listed on one or more established Share exchanges or national market systems, including without limitation, the Stock Exchange, The Nasdaq Stock Market LLC, The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Share Market, its Fair Market Value shall be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Shares are listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)	If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such shares as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of an Share shall be the mean between the high bid and low asked prices for the Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)	In the absence of an established market for the Shares of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith by reference to the placing price of the latest private placement of the Shares and the development of the Company’s business operations and the general economic and market conditions since such latest private placement.

2.20 “Global Offering” means the offering of Shares (subject to adjustment) in the share capital of the Company for subscription by the public in Hong Kong, and the offering of Shares in the capital of the Company (subject to adjustment and the Over-allotment Option (as defined in the Prospectus)) for subscription by institutional and professional investors (other than retail investors) in Hong Kong and outside the United States in offshore transactions as defined in and in accordance with Regulation S (as defined in the Prospectus), and in the United States, pursuant to Rule 144A or another exemption under the United States Securities Act of 1933;

2.21 “Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

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2.22 “Incentive Share Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

2.23 “Listing Rules” means the Rules Governing the Listing of Securities on the Stock Exchange.

2.24 “Macau” means the Macau Special Administrative Region of the PRC.

2.25 “Non-Qualified Share Option” means an Option that is not intended to be an Incentive Share Option.

2.26 “Offer Date” means in respect of an Award, the business day on which such Award is offered in writing to an eligible Participant.

2.27 “Option” means a right granted to a Participant pursuant to Article 7 to purchase a specified number of Shares at a specified price during specified time periods. An Option may be either an Incentive Share Option or a Non-Qualified Share Option.

2.28 “Participant” means a person who, as a member of the Board, Consultant or Employee, has been granted an Award pursuant to the Plan.

2.29 “Parent” means: (a) a parent corporation under Section 424(e) of the Code; (b) Melco International Development Limited or any Subsidiary thereof, or (c) Publishing and Broadcasting Limited or any Subsidiary thereof.

2.30 “Plan” means this Melco Crown Entertainment Limited Share Incentive Plan, as it may be amended from time to time.

2.31 “PRC” means the People’s Republic of China, other than Hong Kong, Macau and Taiwan.

2.32 “Prospectus” means the prospectus of the Company in respect of the Global Offering.

2.33 “Related Entity” means any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or Subsidiary of the Company holds a substantial ownership interest, directly or indirectly but which is not a Subsidiary and which the Board designates as a Related Entity for purposes of the Plan.

2.34 “Restricted Share” means a Share awarded to a Participant pursuant to Article 8 that is subject to certain restrictions and may be subject to risk of forfeiture.

2.35 “Restricted Share Unit” means an Award granted pursuant to paragraph 10.4.

2.36 “Securities Act” means the Securities Act of 1933 of the United States, as amended and the rules and regulations promulgated thereunder.

2.37 “Separation From Service” means a “separation from service” as defined in Section 409A(a)(2)(A)(i) of the Code and determined in accordance with the default provisions under Section 409A of the Code.

2.38 “Service Recipient” means the Company, any Parent or Subsidiary of the Company and any Related Entity to which a Participant provides services as an Employee, Consultant or as a Director.

2.39 “Share” means the ordinary share capital of the Company, par value US$0.01 per share, and such other securities of the Company that may be substituted for Shares pursuant to Article 12.

2.40 “Share Appreciation Right” or “SAR” means a right granted pursuant to Article 9 to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement.

2.41 “Share Payment” means (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of any bonus, deferred compensation or other arrangement, made in lieu of all or any portion of the compensation, granted pursuant to Article 10.

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2.42 “Specified Employee” means a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, determined under the uniform methodology and procedures adopted by the Company for purposes of identifying Specified Employees of the Company.

2.43 “Stock Exchange” means The Stock Exchange of Hong Kong Limited.

2.44 “Subsidiary” means any corporation or other entity of which a majority of the outstanding voting shares or voting power is beneficially owned directly or indirectly by the Company. For the purposes of determining eligibility for the grant of Incentive Share Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

2.45 “Trading Date” means the first day on which Shares are publicly traded on an exchange or national market system or other quotation system.

ARTICLE 3

CONDITIONS

3.1 Prerequisite conditions. This Plan shall take effect subject to and is conditional upon:

(a)	the passing of the necessary resolutions by the shareholders of the Company in general meeting to approve and adopt the rules of this Plan;

(b)	the listing committee of the Stock Exchange granting the listing of, and permission to deal in, the Shares falling to be issued pursuant to the exercise of Options under this Plan;

(c)	the obligations of the Underwriters (as defined in the Prospectus) under the Underwriting Agreements (as defined in the Prospectus) becoming unconditional (including, if relevant, following the waiver(s) of any conditions by the Joint Global Coordinator(s) (as defined in the Prospectus) (acting for and on behalf of the Underwriters (as defined in the Prospectus)) and not being terminated in accordance with its terms or otherwise; and

(d)	the commencement of dealings in the Shares on the Stock Exchange.

3.2 Where conditions are not met. In the event that the conditions in paragraph 3.1 are not satisfied, this Plan shall have no effect whatsoever.

ARTICLE 4

AWARDS GRANTED UNDER THE PRECEDING SHARE INCENTIVE PLAN

4.1 Validity. As of the date this Plan becomes effective, Awards previously granted under the 2006 Share Incentive Plan shall remain subject to the terms and conditions of the 2006 Share Incentive Plan.

4.2 Survive. The 2006 Share Incentive Plan shall survive and be valid until its expiration date notwithstanding that this Plan has or has not become effective. All Awards granted under the 2006 Share Incentive Plan shall remain outstanding and be governed by the terms of such plan.

4.3 Awards granted after the Listing Date. Upon the completion of the Global Offering, no further Awards may be granted under the 2006 Share Incentive Plan. This Plan shall succeed the 2006 Share Incentive Plan, and Awards granted after such date shall be granted pursuant to and subject to the terms set out herein.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 Number of Shares.

LR17.03(3)

(a)	Subject to the provisions of Article 12 and paragraphs 5.1(c), 11.2 and 11.3, the maximum aggregate number of Shares which may be issued pursuant to all Awards under the Plan is 100,000,000 Shares (the “Plan Limit”).

LR17.03(4)

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(b)	If the Committee determines to offer Options to an eligible Participant which exceed the limit of one per cent. of Shares in issue within a 12-month period up to the date of grant, then (i) that grant shall be subject to (x) the issue of a circular by the Company to its shareholders which shall comply with Rules 17.03(4) and 17.06 of the Listing Rules and or such other requirements as prescribed under the Listing Rules, any Applicable Law or any exchange rule from time to time; and (y) the approval of the shareholders of the Company in general meeting at which that eligible Participant and his associates (as defined in the Listing Rules) shall abstain from voting; and (ii) unless provided otherwise in the Listing Rules, any Applicable Law or any exchange rule, the date of the Committee meeting at which the Committee resolves to grant the proposed Options to that eligible Participant shall be taken as the Offer Date for the purpose of calculating the Exercise Price.

(c)	To the extent that an Award terminates, expires, or lapses for any reason, any Shares subject to the Award shall again be available for the grant of an Award pursuant to the Plan. To the extent permitted by Applicable Law or any exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form or combination by the Company or any Parent or Subsidiary of the Company shall not be counted against Shares available for grant pursuant to the Plan. Shares delivered by the Participant or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of paragraph 5.1(a), If any Restricted Shares are forfeited by the Participant or repurchased by the Company, such Shares may again be optioned, granted or awarded hereunder, subject to the limitations of paragraph 5.1(a). Notwithstanding the provisions of this paragraph 5.1(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Share Option to fail to qualify as an Incentive Share Option.

5.2 Shares Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares, treasury or Shares purchased on the open market. Additionally, in the discretion of the Committee, American Depository Shares in an amount equal to the number of Shares which otherwise would be distributed pursuant to an Award may be distributed in lieu of Shares in settlement of any Award. If the number of Shares represented by an American Depository Share is other than on a one-to-one basis, the limitations of paragraph 5.1 shall be adjusted to reflect the distribution of American Depository Shares in lieu of Shares.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

LR17.03(2)

6.1 Eligibility. Persons eligible to participate in this Plan include Employees, Consultants, and all members of the Board, as determined by the Committee.

LR17.04(1)

6.2 Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from among all eligible individuals, those to whom Awards shall be granted and shall determine the nature and amount of each Award. No individual shall have any right to be granted an Award pursuant to this Plan.

6.3 Connected persons.

(a)	If the Committee determines to offer to grant Options to a director, chief executive or substantial shareholder of the Company or any of their respective associates, such grant shall be subject to the approval by the independent non-executive directors on the Committee at the time of determination (and in the event that the Committee offers to grant Options to an independent non-executive director on the Committee at the time of determination, the vote of such independent non-executive director shall not be counted for the purposes of approving such grant and the alternate independent non-executive director not on the Committee at the time of determination shall vote in place of the relevant Participant).

(b)	If the Committee determines to offer to grant Options to a substantial shareholder or an independent non-executive director of the Company (or any of their respective associates) and that grant would result in the Shares issued and to be issued upon exercise of all Options already granted and to be granted (including Options exercised, cancelled and outstanding) to such person under this Plan and the other schemes in the 12-month period up to and including the Offer Date:

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(i)	representing in aggregate over 0.1 per cent., or such other percentage as may be from time to time provided under the Listing Rules, of the Shares in issue on the Offer Date; and

(ii)	having an aggregate value, based on the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange on the Offer Date, in excess of HK$5 million or such other sum as may be from time to time provided under the Listing Rules, such grant shall be subject to, in addition to the approval of the independent non-executive directors of the Company as referred to under paragraph 6.3(a), the issue of a circular by the Company to its shareholders and the approval of the shareholders of the Company in general meeting by way of a poll convened and held in accordance with the Company’s Memorandum of Association and Articles of Association at which all connected persons (as defined in the Listing Rules) of the Company shall abstain from voting in favour of the resolution concerning the grant of such Options at the general meeting, and/or such other requirements prescribed under the Listing Rules from time to time. Unless provided otherwise in the Listing Rules, the date of the Board meeting at which the Board proposes to grant the proposed Options to that eligible Participant shall be taken as the Offer Date for the purpose of calculating the Exercise Price.

LR17.04(3)

(c)	The circular to be issued by the Company to its shareholders pursuant to paragraph 6.3(b) shall contain the following information:

(i)	the details of the number and terms (including the Exercise Price) of the Options to be granted to each eligible Participant which must be fixed before the shareholders’ meeting and the Offer Date (which shall be the date of the Board meeting at which the Committee proposes to grant the proposed Options to that eligible Participant);

(ii)	a recommendation from the independent non-executive directors of the Company (excluding any independent non-executive director who is the relevant Participant) to the independent shareholders of the Company as to voting;

(iii)	the information required under Rules 17.02(2)(c) and (d) and the disclaimer required under Rule 17.02(4) of the Listing Rules; and

(iv)	the information required under Rule 2.17 of the Listing Rules.

6.4 Jurisdictions. In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in paragraph 3.1 of the Plan. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

ARTICLE 7

OPTIONS

7.1 General. Subject to the restrictions set out in paragraphs 5.1, 6.3 and 11, the Committee is authorized to grant Options to Participants on the following terms and conditions:

LR17.03(9)

(a)	Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee in accordance with paragraph 11.6 and set forth in the Award Agreement.

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LR17.03(5)

LR17.03(7)

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, including exercise prior to vesting; provided that the term of any Option granted under the Plan shall not exceed ten years, except as provided in paragraph 14.2. The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c)	Payment. The Committee shall determine the methods by which the Exercise Price of an Option may be paid, the form of payment, including, without limitation (i) cash or check denominated in U.S. Dollars, Hong Kong Dollars, or any other local currency as approved by the Committee, (ii) Shares held for such period of time as may be required by the Committee in order to avoid adverse financial accounting consequences and having a Fair Market Value on the date of delivery equal to the aggregate Exercise Price of the Option or exercised portion thereof, (iii) after the Trading Date the delivery of a notice that the Participant has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option Exercise Price; provided that payment of such proceeds is then made to the Company upon settlement of such sale, and the methods by which Shares shall be delivered or deemed to be delivered to Participants, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a Fair Market Value equal to the Exercise Price, (v) other property acceptable to the Committee with a Fair Market Value equal to the Exercise Price, or (vi) by such other means as the Committee may authorize, or (vii) any combination of the foregoing. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the Exercise Price of an Option in any method which would violate Section 13(k) of the Exchange Act.

(d)	Evidence of Grant. All Options shall be evidenced by an Award Agreement between the Company and the Participant. The Award Agreement shall include such additional provisions as may be specified by the Committee.

7.2 Incentive Share Options. Incentive Share Options shall be granted only to Employees of the Company, a Parent or Subsidiary of the Company. Incentive Share Options may not be granted to Employees of a Related Entity. The terms of any Incentive Share Options granted pursuant to the Plan, in addition to the requirements of paragraph 7.1, must comply with the provisions of Section 422 of the Code, or any successor provision thereto, including the following additional provisions of this paragraph 7.2:

(a)	Expiration of Option. An Incentive Share Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i)	ten years from the date it is granted, unless an earlier time is set in the Award Agreement;

(ii)	three months after the Participant’s termination of employment as an Employee; and

(iii)	one year after the date of the Participant’s termination of employment or service on account of Disability or death. Upon the Participant’s Disability or death, any Incentive Share Options exercisable at the Participant’s Disability or death may be exercised by the Participant’s legal representative or representatives, by the person or persons entitled to do so pursuant to the Participant’s last will and testament, or, if the Participant fails to make testamentary disposition of such Incentive Share Option or dies intestate, by the person or persons entitled to receive the Incentive Share Option pursuant to the applicable laws of descent and distribution.

(b)	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Share Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Share Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non-Qualified Share Options.

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(c)	Ten Per cent. Owners. An Incentive Share Option shall be granted to any individual who, at the date of grant, owns Shares possessing more than ten per cent. of the total combined voting power of all classes of Shares of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(d)	Transfer Restriction. The Participant shall give the Company prompt notice of any disposition of Shares acquired by exercise of an Incentive Share Option within (i) two years from the date of grant of such Incentive Share Option; or (ii) one year after the transfer of such Shares to the Participant.

(e)	Expiration of Incentive Share Options. No Award of an Incentive Share Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(f)	Right to Exercise. During a Participant’s lifetime, an Incentive Share Option may be exercised only by the Participant.

7.3 Substitution of Share Appreciation Rights. The Committee may provide in the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Share Appreciation Right for such Option at any time prior to or upon exercise of such Option, provided that such Share Appreciation Right shall (i) be exercisable for the same number of shares of Share that such substituted Option would have been exercisable for; and (ii) shall have the same Exercise Price as such substituted Option.

ARTICLE 8

RESTRICTED SHARES

8.1 Grant of Restricted Shares. The Committee is authorized to make Awards of Restricted Shares to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Shares shall be evidenced by an Award Agreement.

8.2 Issuance and Restrictions. Subject to paragraph 11.12, Restricted Shares shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Shares or the right to receive dividends on the Restricted Share). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

8.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Shares that are at that time subject to restrictions shall be forfeited; provided, however, that, except as otherwise provided by paragraph 11.12, the Committee may (a) provide in any Restricted Share Award Agreement that restrictions or forfeiture conditions relating to Restricted Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Shares.

8.4 Certificates for Restricted Shares. Restricted Shares granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Shares are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Shares, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 9

SHARE APPRECIATION RIGHTS

9.1 Grant of Share Appreciation Rights.

(a)	A Share Appreciation Right may be granted to any Participant selected by the Committee. A Share Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. The Exercise Price per share of Shares covered by a Share Appreciation Right shall be fixed by the Committee in accordance with paragraph 11.6 and set forth in the Award Agreement.

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(b)	A Share Appreciation Right shall entitle the Participant (or other person entitled to exercise the Share Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Share Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the Exercise Price per share of the Share Appreciation Right from the Fair Market Value of a Share on the date of exercise of the Share Appreciation Right by the number of Shares with respect to which the Share Appreciation Right shall have been exercised, subject to any limitations the Committee may impose.

(c)	The Committee shall determine the time or times at which a Share Appreciation Right may be exercised in whole or in part; provided that the term of any Share Appreciation Right granted under the Plan shall not exceed ten years, except as provided in paragraph 14.2. The Committee shall also determine the conditions, if any, that must be satisfied before all or part of a Share Appreciation Right may be exercised.

(d)	The Committee may provide in the Award Agreement evidencing the grant of a Share Appreciation Right that the Committee, in its sole discretion, shall have the right to substitute an Option for such Share Appreciation Right at any time prior to or upon exercise of such Share Appreciation Right, provided that such Option shall (i) be exercisable for the same number of Shares that such substituted Share Appreciation Right would have been exercisable for and (ii) shall have the same Exercise Price as such substituted Share Appreciation Right.

9.2 Payment and Limitations on Exercise.

(a)	Payment of the amounts determined under paragraph 9.1(b) above shall be in cash, in Shares (based on its Fair Market Value as of the date the Share Appreciation Right is exercised) or a combination of both, as determined by the Committee in the Award Agreement.

(b)	To the extent any payment under paragraph 9.1(b) is effected in Shares it shall be made subject to satisfaction of all provisions of Article 7 above pertaining to Options.

ARTICLE 10

OTHER TYPES OF AWARDS

10.1 Dividend Equivalents. Any Participant selected by the Committee may be granted Dividend Equivalents based on the dividends declared on the Shares that are subject to any Award, to be credited as of dividend payment dates, during the period between the date the Award is granted and the date the Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that the terms of any reinvestment of dividends must comply with all applicable laws, rules and regulations, including, without limitation, Section 409A of the Code.

10.2 Share Payments. Any Participant selected by the Committee may receive Share Payments in the manner determined from time to time by the Committee; provided, that unless otherwise determined by the Committee such Share Payments shall be made in lieu of base salary, bonus, or other cash compensation otherwise payable to such Participant. The number of Shares shall be determined by the Committee and may be based upon the such performance criteria or other specific criteria determined appropriate by the Committee, determined on the date such Share Payment is made or on any date thereafter.

10.3 Deferred Shares. Any Participant selected by the Committee may be granted an award of Deferred Shares in the manner determined from time to time by the Committee. The number of shares of Deferred Shares shall be determined by the Committee and may be linked to such specific criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Shares underlying a Deferred Share award will not be issued until the Deferred Share award has vested, pursuant to a vesting schedule or criteria set by the Committee. Unless otherwise provided by the Committee, a Participant awarded Deferred Shares shall have no rights as a Company’s shareholder with respect to such Deferred Shares until such time as the Deferred Share Award has vested and the Shares underlying the Deferred Share Award has been issued.

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10.4 Restricted Share Units. The Committee is authorized to make Awards of Restricted Share Units to any Participant selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Restricted Share Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. At the time of grant, the Committee shall specify the maturity date applicable to each grant of Restricted Share Units which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Share Unit scheduled to be paid out on such date and not previously forfeited. The Committee shall specify the purchase price, if any, to be paid by the Participant to the Company for such Shares.

10.5 Term. Except as otherwise provided herein, the term of any Award of Dividend Equivalents, Share Payments, Deferred Share, or Restricted Share Units shall be set by the Committee in its discretion.

10.6 Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Deferred Share, Share Payments or Restricted Share Units; provided, however, that such price shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

10.7 Exercise Upon Termination of Employment or Service. An Award of Dividend Equivalents, Deferred Share, Share Payments, and Restricted Share Units shall only be exercisable or payable while the Participant is an Employee, Consultant or a member of the Board, as applicable; provided, however, that the Committee in its sole and absolute discretion may provide that an Award of Dividend Equivalents, Share Payments, Deferred Share, or Restricted Share Units may be exercised or paid subsequent to a termination of employment or service, as applicable, or following a Change of Control of the Company, or because of the Participant’s retirement, death or Disability, or otherwise.

10.8 Form of Payment. Payments with respect to any Awards granted under this Article 10 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

10.9 Award Agreement. All Awards under this Article 10 shall be subject to such additional terms and conditions as determined by the Committee and shall be evidenced by an Award Agreement.

ARTICLE 11

PROVISIONS APPLICABLE TO AWARDS

LR17.03(3)

Note(1)

11.1 Maximum number of Shares. Subject to the provisions of Article 12, paragraphs 5.1(c), 11.2 and 11.3, the maximum aggregate number of Shares which may be issued pursuant to all Awards under the Plan is 100,000,000 Shares.

11.2 Circular. Subject to paragraph 11.4, the issue of a circular by the Company which complies with Rules 17.03(3) and 17.06 of the Listing Rules and the approval of the shareholders of the Company in general meeting and/or such other requirements prescribed under the Listing Rules from time to time, where applicable, the Plan Limit may be increased from time to time, but not more than 10 per cent. of the Shares in issue (the “New Plan Limit”) as at the date of such shareholders’ approval (the “New Approval Date”). Thereafter, as at the Offer Date of any proposed grant of Awards, the maximum number of Shares in respect of which Awards may be granted is the New Plan Limit less the aggregate of the following Shares as at that Offer Date:

(a)	the number of Shares which would be issued on the exercise in full of the Awards and awards under the other schemes granted on or after the New Approval Date but not cancelled, lapsed or exercised;

(b)	the number of Shares which have been issued and allotted pursuant to the exercise of any Awards or awards under the other schemes granted on or after the New Approval Date; and

(c)	the number of cancelled Shares, the subject of Awards or awards under the other schemes granted on or after the New Approval Date.

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11.3 Exceeding the Plan Limit. Subject to paragraph 11.4, the issue of a circular by the Company to its shareholders and the approval of the shareholders of the Company in general meeting in compliance with Rules 17.03(3) and 17.06 of the Listing Rules and/or such other requirements prescribed under the Listing Rules from time to time, where applicable, the Committee may grant Awards exceeding the Plan Limit to eligible Participants specifically identified by the Committee.

LR17.03(3)

Note(2)

11.4 Maximum limit. Any increase in the Plan Limit pursuant to paragraphs 11.2 or 11.3 shall in no event result in the number of Shares which may be issued upon exercise of all outstanding Awards granted and yet to be exercised under this Plan and the other schemes exceeding 30 per cent. of the Shares in issue from time to time.

11.5 Adjustment of the Plan Limit. The Plan Limit referred to in paragraph 11.2 (or as increased in accordance with paragraphs 11.2 and/or 11.3, as the case may be) shall be adjusted, in such manner as the Auditors or the approved independent financial adviser shall certify to be appropriate, fair and reasonable in the event of any alteration in the capital structure of the Company in accordance with Article 12 whether by way of capitalization issue, rights issue, sub-division or consolidation of Shares or reduction of share capital of the Company but in any event shall not exceed the limit prescribed in paragraph 11.4.

LR17.03(9)

11.6 Exercise Price. The exercise price in relation to each Option and Share Appreciation Right offered to an eligible Participant shall, subject to the adjustments referred to in Article 12, be determined by the Committee in its absolute discretion but in any event shall not be less than the highest of:

(a)	the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange on the Offer Date;

(b)	the average of the official closing price of the Shares as stated in the daily quotation sheets of the Stock Exchange for the 5 business days immediately preceding the Offer Date; and

(c)	the nominal value of a Share,

provided that for the purpose of determining the exercise price where the Shares have been listed on the Stock Exchange for less than 5 business days preceding the Offer Date, the issue price of the Shares in connection with such listing shall be deemed to be the closing price of the Shares for each business day falling within the period before the listing of the Shares on the Stock Exchange.

11.7 Exercise of Options. Subject as hereinafter provided and notwithstanding paragraph 7.2, an Option may be exercised by a Participant at any time or times during its term provided that:

(a)	in the event of the Participant ceasing to be eligible for any reason other than on his death, ill-health, injury, disability or the termination of his relationship with the Company and/or any of the Subsidiaries on one or more of the grounds specified in paragraph 14.3(e), the Participant may exercise the Option up to his entitlement at the date of cessation of being eligible (to the extent not already exercised) within the period of one month (or such longer period as the Committee may determine) following the date of such cessation (which date shall be, in relation to a Participant who is eligible by reason of his employment with the Company or any of the Subsidiaries, the last actual working day with the Company or the relevant Subsidiary whether salary is paid in lieu of notice or not), and where applicable, paragraph 10.7 may take effect. In no event shall the Options be exercisable beyond the expiry date;

(b)	in the case of the Participant ceasing to be eligible by reason of death, ill-health, injury or disability (all evidenced to the satisfaction of the Committee) and none of the events which would be a ground for termination of his relationship with the Company and/or any of the Subsidiaries under paragraph 14.3(e) has occurred, the Participant or the beneficiary(ies) of the Participant shall be entitled within a period of 12 months (or such longer period as the Committee may determine) from the date of cessation of being eligible or death to exercise the Option in full (to the extent not already exercised). In no event shall the Options be exercisable beyond the expiry date;

(c)	in the event of a Change in Control, paragraph 12.2 shall take effect; and

(d)	In the event of a Corporate Transaction, paragraph 12.3 shall take effect.

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11.8 Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

11.9 Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include the term of an Award, the provisions applicable in the event the Participant’s employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

LR17.03(17)

LR17.03(10)

11.10 Limits on Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution. The Committee by express provision in the Award or an amendment thereto may permit an Award (other than an Incentive Share Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including but not limited to members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities. Any breach of the foregoing shall entitle the Company to cancel any outstanding Awards or any part thereof granted to such Participant.

LR17.05

11.11 Restriction on time of grant. For so long as the Shares are listed on the Stock Exchange, the Committee shall not grant any Awards after a price-sensitive event has occurred or a price-sensitive matter has been the subject of a decision until such price-sensitive information has been announced pursuant to the requirements of the Listing Rules. In particular, no Awards shall be granted during the period commencing one month immediately preceding the earlier of:

LR17.05(1)

(a)	the date of the Board or Board committee meeting (as such date is first notified to the Stock Exchange in accordance with the Listing Rules) for the approval of the Company’s annual results, half-year, quarterly or any other interim period (whether or not required under the Listing Rules); and

LR17.05(2)

(b)	the deadline for the Company to publish an announcement of results for (i) any year or half-year period in accordance with the Listing Rules, and (ii) the deadline, if any, where the Company has elected to publish them, any quarterly or any other interim period, and ending on the actual date of publication of the results for such year, half year, quarterly or interim period (as the case may be).

11.12 Restriction on time of grant for Directors. For so long as the Shares are listed on the Stock Exchange, no Awards shall be granted to a Director:

(a)	during the period of 60 days immediately preceding the publication date of the annual results or, if shorter, the period from the end of the relevant financial year up to the publication date of the results; and

(b)	during the period of 30 days immediately preceding the publication date of the quarterly results (if any) and half-year results or, if shorter, the period from the end of the relevant quarterly or half-year period up to the publication date of the results.

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11.13 Beneficiaries. Notwithstanding paragraph 11.10, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married and resides in a community property jurisdiction, a designation of a person other than the Participant’s spouse as his or her beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto pursuant to the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

11.14 Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Share pursuant to the exercise of any Award, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares for investment and proprietary purposes. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Shares are listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to the Share. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

11.15 Paperless Administration. Subject to Applicable Laws, the Committee may make Awards, provide applicable disclosure and procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

11.16 Foreign Currency. A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award were acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.

ARTICLE 12

CHANGES IN CAPITAL STRUCTURE

LR17.03(13)

12.1 Adjustments. In the event of any extraordinary dividend, share split, combination or exchange of Shares, amalgamation, arrangement or consolidation, spin-off, recapitalization , reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other distribution (other than normal cash dividends) of Company assets to its shareholders, or any other change affecting the shares of Shares or the share price of a Share, the Committee shall make proportionate and equitable adjustments to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in paragraph 3.1); (b) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (c) the grant price or exercise price per Share for any outstanding Awards under the Plan, in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. Any such adjustments shall be made in such manner as the Committee may determine in its discretion.

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12.2 Acceleration upon a Change of Control. Except as may otherwise be provided in any Award Agreement or any other written agreement entered into by and between the Company and a Participant, if a Change of Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor, such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change of Control, the Committee may in its sole discretion provide for (i) any and all Awards outstanding hereunder to terminate at a specific time in the future and shall give each Participant the right to exercise such Awards during a period of time as the Committee shall determine, (ii) either the purchase of any Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested (and, for the avoidance of doubt, if as of such date the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (iii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion the assumption of or substitution of such Award by the successor or surviving corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and prices.

12.3 Outstanding Awards – Corporate Transactions. In the event of a Corporate Transaction, each Award will terminate upon the consummation of the Corporate Transaction, unless the Award is assumed by the successor entity or Parent thereof in connection with the Corporate Transaction. Except as provided otherwise in an individual Award Agreement, in the event of a Corporate Transaction and:

(a)	the Award either is (i) assumed by the successor entity or Parent thereof or replaced with a comparable Award (as determined by the Committee) with respect to shares of the capital stock of the successor entity or Parent thereof or (ii) replaced with a cash incentive program of the successor entity which preserves the compensation element of such Award existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Award, then such Award (if assumed), the replacement Award (if replaced), or the cash incentive program automatically shall become fully vested, exercisable and payable and be released from any restrictions on transfer (other than transfer restrictions applicable to Awards) and repurchase or forfeiture rights, immediately upon termination of the Participant’s employment or service with all Service Recipient within twelve (12) months of the Corporate Transaction without cause; and

(b)	For each Award that is neither assumed nor replaced, such portion of the Award shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at Fair Market Value) for all of the Shares at the time represented by such portion of the Award, immediately prior to the specified effective date of such Corporate Transaction, provided that the Participant remains an Employee, Consultant or Director on the effective date of the Corporate Transaction.

12.4 Outstanding Awards – Other Changes. In the event of any other change in the capitalization of the Company or corporate change other than those specifically referred to in this Article 12, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Awards outstanding on the date on which such change occurs and in the per share grant price or exercise price of each Award as the Committee may consider appropriate to prevent dilution or enlargement of rights.

12.5 No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of Shares of any class, the payment of any dividend, any increase or decrease in the number of shares of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares subject to an Award or the grant price or exercise price of any Award.

ARTICLE 13

ADMINISTRATION

13.1 Committee. The Plan shall be administered by the Compensation Committee of the Board. Reference to the Committee shall refer to the Board if the Compensation Committee does not yet exist or ceases to exist and the Board does not appoint a successor Committee. Notwithstanding the foregoing, the full Board, acting by majority of its members in office shall conduct the general administration of the Plan if required by Applicable Law, and with respect to Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in the Plan shall be deemed to refer to the Board.

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13.2 Action by the Committee. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

13.3 Authority of Committee. Subject to any specific designation in the Plan, the Committee has the exclusive power, authority and discretion to:

(a)	designate Participants to receive Awards;

(b)	determine the type or types of Awards to be granted to each Participant;

(c)	determine the number of Awards to be granted and the number of Shares to which an Award will relate;

LR17.03(9)

LR17.03(6)

LR17.03(7)

(d)	determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, or purchase price, any minimum period for which the Award must be held for before it can be exercised, any performance targets which must be achieved before an Award can be exercised, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;

LR17.03(8)

(e)	determine whether, to what extent, and pursuant to what circumstances and amount an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f)	prescribe the form of each Award Agreement, which need not be identical for each Participant;

(g)	decide all other matters that must be determined in connection with an Award;

(h)	establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(i)	interpret the terms of, and any matter arising pursuant to, the Plan or any Award Agreement;

(j)	vary the terms of Awards to take account of tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;

(k)	correct any defects, supply any omission or reconcile any inconsistency in any Award Agreement or the Plan; and

(l)	make all factual and other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.

13.4 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan (a) shall be made in the Committee’s sole discretion and (b) are final, binding, and conclusive for all purposes and upon all parties.

ARTICLE 14

EFFECTIVE AND EXPIRATION DATE

LR17.02(1)(a)

14.1 Effective Date. The Plan is effective as of the date the Plan is approved by the Company’s shareholders and the conditions in Article 3 becomes unconditional (the “Effective Date”).

LR17.03(11)

14.2 Expiration Date. The Plan will expire on, and no Award may be granted pusuant to the Plan after, the tenth anniversary of the Effective Date. Any Awards that are outstanding on the tenth anniversary of the Effective Date shall remain in force according to the terms of the Plan and the applicable Award Agreement.

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14.3 Lapse of Option. An Option shall lapse automatically and not be exercisable (to the extent not already exercised) on the earliest of:

(a)	the expiry date relevant to that Option;

(b)	the expiry of any of the periods referred to in paragraph 11.7 (a), (b), (c), or (d);

(c)	the date on which the Corporate Transaction of the Company referred to in paragraph 11.7(d) becomes effective;

(d)	the date of commencement of the winding-up of the Company (as determined in accordance with the Companies Law (as amended) of the Cayman Islands);

(e)	the date on which the Participant ceases to be eligible by reason of the termination of his relationship with the Company and/or any of the Subsidiaries on any one or more of the grounds that he has been guilty of serious misconduct or has been convicted of any criminal offence involving his integrity or honesty or in relation to an employee of the Company and/or any of the Subsidiaries (if so determined by the Committee) on any other ground on which an employer would be entitled to terminate his employment at common law or pursuant to any applicable laws or under the Participant’s service contract with the Company or the relevant Subsidiary. A resolution of the Board or the board of directors of the relevant Subsidiary to the effect that the relationship of a Participant has or has not been terminated on one or more of the grounds specified in this paragraph shall be conclusive; and

(f)	the date on which the Committee shall exercise the Company’s right to cancel the Option at any time after the Participant commits a breach of paragraph 11.10 or the Awards are cancelled in accordance with Article 16.

ARTICLE 15

AMENDMENT, MODIFICATION, AND TERMINATION

LR17.03(18)

15.1 Amendment, Modification, and Termination. Subject to Applicable Laws, with the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that (a) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required, (b) shareholder approval is required for any amendment to the Plan that (i) increases the number of Shares available under the Plan (other than any adjustment as provided by Article 12), (ii) permits the Committee to grant Options with an Exercise Price that is below Fair Market Value on the date of grant, or (iii) results in a material increase in benefits or a change in eligibility requirements, and (c) the amended terms of this Plan or the Options shall remain in compliance with Chapter 17 of the Listing Rules and no alteration shall operate to affect adversely the terms of issue of any Option granted or agreed to be granted prior to such alteration or to reduce the proportion of the equity capital to which any person was entitled pursuant to such Option prior to such alteration.

LR17.03(16)

15.2 Awards Previously Granted. Except with respect to amendments made pursuant to paragraph 15.1, no termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted pursuant to the Plan and other previous plans without the prior written consent of the Participant.

ARTICLE 16

CANCELLATION OF OPTIONS

LR17.03(14)

16.1 Options Granted but not Exercised. Any cancellation of Options granted but not exercised must be approved by the Participants of the relevant Options in writing. For the avoidance of doubt, such approval is not required in the event any Option is cancelled pursuant to paragraph 11.10. Where the Company cancels Options, the grant of new Options to the same Participant may only be made under this Plan within the limits set out in paragraphs 5.1, 11.1 and 11.2.

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ARTICLE 17 DISCLOSURE IN ANNUAL AND INTERIM REPORTS

LR17.07

17.1 Disclosure. The Board shall procure that details of this Plan and other share incentive schemes of the Company and its Subsidiaries are disclosed in the annual reports and interim reports of the Company in compliance with the Listing Rules and other Applicable Laws in force from time to time.

ARTICLE 18 GENERAL PROVISIONS

18.1 No Rights to Awards. No Participant, employee, or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

LR17.03(10)

18.2 No Shareholders Rights. No Award gives the Participant any of the rights of a Shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.

18.3 Taxes. No Shares shall be delivered under the Plan to any Participant until such Participant has made arrangements acceptable to the Committee for the satisfaction of any income and employment tax withholding obligations under Applicable Laws, including without limitation the Macau, Hong Kong or PRC tax laws, rules, regulations and government orders or the U.S. Federal, state or local tax laws, as applicable. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Participant’s payroll tax obligations) required by law to be withheld with respect to any taxable event concerning a Participant arising as a result of this Plan. The Committee may in its discretion and in satisfaction of the foregoing requirement allow a Participant to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the return of Shares) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Participant of such Award after such Shares were acquired by the Participant from the Company) in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall, unless specifically approved by the Committee, be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

18.4 Section 409A of the Code.

(a)	Notwithstanding any contrary provision in the Plan or an Award Agreement, if any provision of the Plan or an Award Agreement contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Agreement may be modified by the Committee without consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

(b)	Notwithstanding any provision of the Plan or an Award Agreement to the contrary, if, upon the termination of a Participant’s employment with the Company for any reason, the Company determines that the Participant is a Specified Employee, no payments shall be made with respect to an Award that is subject to Section 409A of the Code before the date that is the first business day following the six-month anniversary of the Participant’s Separation From Service for any reason, or if earlier, upon the Participant’s death. The provisions of this Section 18.4(b) shall only apply if required pursuant to Section 409A of the Code.

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18.5 No Right to Employment or Services. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Service Recipient to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of any Service Recipient.

18.6 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

18.7 Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Memorandum of Association and Articles of Association, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

18.8 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

18.9 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

18.10 Titles and Headings. The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

18.11 Fractional Shares. No fractional shares of Share shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up or down as appropriate.

18.12 Severability. If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

18.13 Government and Other Regulations. The obligation of the Company to make payment of awards in Share or otherwise shall be subject to all Applicable Laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register any of the Shares paid pursuant to the Plan under the Securities Act or any other similar law in any applicable jurisdiction. If the Shares paid pursuant to the Plan may in certain circumstances be exempt from registration pursuant to the Securities Actor other Applicable Laws the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

18.14 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of Hong Kong.

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Schedule 3

Repurchase Mandate Explanatory Statement

Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss however arisingfrom or in reliance upon the whole or any part of the contents of this document.

EXPLANATORY STATEMENT

This is an explanatory statement given to the shareholders of Melco Crown Entertainment Limited (the “Company”) relating to resolutions authorizing the Company to repurchase its own securities (the “Repurchase Mandate”) to be passed by resolutions of the shareholders of the Company on October 6, 2011 in connection with the proposed listing of the Company’s shares (the “Shares”) on the Main Board of The Stock Exchange of Hong Kong Limited (the “Stock Exchange”) by way of a global offering (the “Global Offering”) as set out in a prospectus of the Company which is expected to be dated on or around mid-October 2011 (the “Prospectus”).

This explanatory statement contains all the information required pursuant to Rule 10.06(l)(b) of the Rules Governing the Listing of Securities on the Stock Exchange (the “Listing Rules”) which is set out as follows:

(i)	Exercise in full of the Repurchase Mandate, assuming on the basis of 1,833,872,670 Shares immediately following completion of the Global Offering (assuming there is no change in the issued share capital of the Company before the passing of the Repurchase Mandate resolutions), would result in up to 183,387,267 Shares being repurchased by the Company during the period prior to the next Annual General Meeting of the Company following the passing of the resolutions referred to above.

Under the Listing Rules, the total number of shares which a company is authorized to repurchase on the Stock Exchange is shares representing up to a maximum of 10 per cent, of the existing issued share capital. The shares proposed to be repurchased by a company must be fully-paid up. A company may not issue or announce an issue of new shares for a period of 30 days immediately following a repurchase of securities, other than an issue of securities pursuant to an exercise of share options or similar instruments requiring the company to issue securities which were outstanding prior to such repurchase, without the prior approval of the Stock Exchange. In addition, there should not be any repurchases of shares on the Stock Exchange if the purchase price is higher by 5% or more than the average closing market price for the five preceding trading days on which the shares were traded on the Stock Exchange. The Listing Rules further prohibit a company from purchasing its shares on the Stock Exchange for a consideration other than cash or for settlement otherwise than in accordance with the trading rules of the Stock Exchange from time to time.

A company shall procure that any broker appointed by it to effect the repurchase of securities shall disclose to the Stock Exchange such information with respect to repurchases made on behalf of the Company as the Stock Exchange may request.

The Listing Rules also prohibit a company from making repurchases of its securities on the Stock Exchange if the repurchase would result in the number of listed securities which are in the hands of the public falling below the relevant prescribed minimum percentage as required by the Stock Exchange.

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Further, the controlling shareholders as disclosed in the Prospectus shall not or shall procure not to dispose of the Shares in the 6-months period commencing from the date of commencement of dealings in the Shares on the Stock Exchange. No further shares or securities convertible into equity securities of the Company may be issued or form the subject of any agreement to such an issue within 6 months from the date on which Shares first commenced dealing on the Stock Exchange unless such an issue falls within one of the exceptions under the Listing Rules.

(ii)	The directors of the Company (the “Directors”) believe that it is in the best interests of the Company and its shareholders to have a general authority from shareholders to enable the Directors to repurchase securities of the Company in the market. Such repurchases may, depending on market conditions and funding arrangements at the time, lead to an enhancement of the net assets of the Company and/or its earnings per Share and will only be made when the Directors believe that such repurchases will benefit the Company and its shareholders.

(iii)	In repurchasing securities, the Company may only apply funds legally available for such purpose in accordance with its memorandum and articles of association and the laws of the Cayman Islands.

(iv)	The Directors do not propose to exercise the Repurchase Mandate to such an extent as would, in the circumstances, have a material adverse effect on the working capital requirements of the Company or the gearing level which in the opinion of the Directors are from time to time appropriate for the Company.

(v)	None of the Directors or, to the best of their knowledge having made all reasonable enquiries, any of their associates, has any present intention, in the event that the Repurchase Mandate is exercised, to sell any Shares to the Company or its subsidiaries.

(vi)	The Directors will undertake to the Stock Exchange that, so far as the same may be applicable, they will exercise the Repurchase Mandate in accordance with the Listing Rules and the applicable laws of the Cayman Islands.

(vii)	If as a result of a repurchase of securities, a shareholder’s proportionate interest in the voting rights of the Company increases, such increase will be treated as an acquisition for the purpose of the Hong Kong Code on Takeovers and Mergers (the “Code”). As a result, a shareholder, or group of shareholders acting in concert, depending on the level of increase in shareholders’ interest, could obtain or consolidate control of the Company and become obliged to make a mandatory offer in accordance with Rule 26 of the Code. Given that Melco International Development Limited and Crown Limited have effective joint control of the Company, this concern is remote.

(viii)	Rule 10.06(l)(b)(viii) of the Listing Rules which relates to the inclusion of a statement herein giving details of any purchases by the Company of Shares made in the previous six months (whether on the Stock Exchange or otherwise), giving the date of each purchase and the purchase price per Share or the highest and lowest prices paid for such purchases, where relevant, is not applicable.

(ix)	The Listing Rules prohibit a company from knowingly purchasing shares of the company on the Stock Exchange from a “connected person”, that is, a director, chief executive or substantial shareholder of the company or any of its subsidiaries or any of their associates (as defined in the Listing Rules). A connected person shall not knowingly sell his shares to the company.

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No connected person (as defined in the Listing Rules) has notified the Company that he has a present intention to sell Shares to the Company, or has undertaken not to do so, in the event that the Repurchase Mandate is exercised.

(x)	Rule 10.06(l)(b)(x) of the Listing Rules which relates to the inclusion of a statement herein giving details of the highest and lowest prices at which the relevant Shares have traded on the Stock Exchange during each of the previous twelve months is not applicable.

(xi)	The statement as set out on the front page (in Italic style) of this explanatory statement.

General

The Listing Rules provide that the listing of all repurchased securities is automatically cancelled and that the certificates for such repurchased securities must be cancelled and destroyed.

The Listing Rules prohibit any repurchase of securities at any time after the company has made any decision in respect of a price sensitive development until the price sensitive information has been publicly announced. In particular, during the period of one month preceding the earlier of (i) the date of the board meeting for the approval of the company’s results for any year, half-year, quarterly or any other interim period (whether or not required under the Listing Rules); and (ii) the deadline for the company to publish an announcement of its results for any year or half-year under the Listing Rules, or quarterly or any other interim period (whether or not required under the Listing Rules), and ending on the date of the results announcement, the company may not repurchase securities on the Stock Exchange unless the circumstances are exceptional, in addition, the Stock Exchange may prohibit repurchases of securities on the Stock Exchange if the company has breached the Listing Rules.

In the event that the Directors exercise in full the power to repurchase securities which is proposed to be granted pursuant to the resolution referred to above, under the Listing Rules, repurchases of securities on the Stock Exchange or otherwise must be reported to the Stock Exchange in the prescribed form no later than 9.30 a.m. (Hong Kong time) on the following business day. In addition, the company’s annual report is required to disclose details regarding repurchases of securities made during the year, including, in respect of each month, the number of securities repurchased and the aggregate prices paid.

The Listing Rules also provide that all repurchases of securities by a company with its primary listing on the Stock Exchange must be approved in advance by an ordinary resolution passed by the company at a general meeting, either by way of general mandate or by specific approval in relation to a specific transaction.

For and on behalf of Melco Crown Entertainment Limited

/s/ Lawrence Yau Lung Ho
Lawrence Yau Lung Ho Director and Authorized Signatory

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